Exhibit 1.1

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                     NCE STRATEGIC ENERGY MANAGEMENT CORP.
                                (the "Manager")



                                    - and -



                     COMPUTERSHARE TRUST COMPANY OF CANADA
                                (the "Trustee")





                           NCE STRATEGIC ENERGY FUND


                                TRUST AGREEMENT


                               February 14, 2002


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

                               TABLE OF CONTENTS


ARTICLE 1 - INTERPRETATION....................................................2
     1.1 Definitions..........................................................2
     1.2 Headings ........................................................... 6
     1.3 Number and Gender....................................................6
     1.4 Currency ............................................................7
     1.5 Generally Accepted Accounting Principles.............................7
     1.6 Statutes ............................................................7
     1.7 References to Articles, etc..........................................7
     1.8 Day Not a Business Day...............................................7
     1.9 References to Acts Performed by the Fund.............................7

ARTICLE 2 - THE FUND..........................................................8
     2.1 Establishment of the Fund............................................8
     2.2 Purpose   ...........................................................8
     2.3 Name of Fund ........................................................8
     2.4 Investment Objectives................................................8
     2.5 General Investment Restrictions......................................8
     2.6 Specific Investment Restrictions.....................................9
     2.7 Principal Office....................................................11

ARTICLE 3 - TRUST UNITS AND VALUATION........................................11
     3.1 Trust Units  .......................................................11
     3.2 Rights, Warrants and Options........................................12
     3.3 Issue of Trust Units................................................12
     3.4 Restriction on Non-Resident Ownership...............................12
     3.5 Calculation  .......................................................13
     3.6 Method of Determining Net Asset Value per Trust Unit................13
     3.7 Valuation Rules.....................................................13
     3.8 Publication  .......................................................14

ARTICLE 4 - UNITHOLDERS AND UNITHOLDER MEETINGS..............................15
     4.1 Status of Unitholders...............................................15
     4.2 Liability of Unitholders............................................15
     4.3 Liability under Contracts...........................................16
     4.4 Meetings of Unitholders.............................................16
     4.5 Notice of Meetings..................................................16
     4.6 Quorum       .......................................................17
     4.7 Voting Rights of Unitholders........................................17
     4.8 Procedural Matters..................................................17
     4.9 Binding Effect of Resolutions.......................................18
     4.10   Resolution in Lieu of Meeting....................................18

ARTICLE 5 - REDEMPTION OF UNITS AND MARKET PURCHASES.........................18
     5.1 Right to Redeem.....................................................18
     5.2 Redemption Price and Payment........................................18
     5.3 Suspension of Redemption Right......................................19
     5.4 Book-Based System Redemptions.......................................19
     5.5 Mandatory Market Purchase Program...................................20
     5.6 Purchases in the Market.............................................20
     5.7 Restrictions on Purchases...........................................20
     5.8 Cancellation .......................................................21

ARTICLE 6 - POWERS AND DUTIES OF TRUSTEE.....................................21
     6.1 General Powers......................................................21
     6.2 Specific Powers and Authorities.....................................21
     6.3 Duties of the Trustee...............................................23
     6.4 Custodian of Assets.................................................24
     6.5 Subscription Proceeds...............................................24
     6.6 Dealing with Others and Self........................................24
     6.7 Trustee May Sell Assets to Meet Fund Obligations....................25

ARTICLE 7 - POWERS AND DUTIES OF MANAGER.....................................25
     7.1 Powers of Manager...................................................25
     7.2 Rights and Duties of Manager........................................26
     7.3 Successor Manager...................................................26

ARTICLE 8 - FEES, COMPENSATION AND EXPENSES..................................26
     8.1 Trustee's Fee.......................................................26
     8.2 Manager's Fee.......................................................26
     8.3 Expenses ...........................................................26

ARTICLE 9 - LIABILITY AND INDEMNIFICATION OF TRUSTEE.........................27
     9.1 Standard of Care....................................................27
     9.2 Reliance     .......................................................27
     9.3 General Disclaimer of Liability.....................................28
     9.4 Indemnification of Trustee..........................................28
     9.5 Trustee Not Liable for Taxes, etc...................................29
     9.6 Trustee May Seek Directions.........................................29

ARTICLE 10 - LIABILITY AND INDEMNIFICATION OF MANAGER AND INVESTMENT
            ADVISORS.........................................................29
     10.1   Standard of Care.................................................29
     10.2   Limitation of Liability..........................................29
     10.3   Indemnification of Manager.......................................30
     10.4   Manager Not Liable for Taxes, etc................................30

ARTICLE 11 - CHANGE OF TRUSTEE...............................................31
     11.1   Resignation of Trustee...........................................31
     11.2   Removal of Trustee...............................................31
     11.3   Appointment of Successor Trustee.................................31
     11.4   Qualifications of Trustee........................................31
     11.5   Successor Trustees...............................................32

ARTICLE 12 - BOOK-ENTRY SYSTEM; CERTIFICATES, REGISTRATION AND TRANSFER
            OF UNITS.........................................................32
     12.1   Book-Entry Certificate...........................................32
     12.2   Notice to Clearing Agency........................................33
     12.3   Liability....................................................... 33
     12.4   Definitive Certificates..........................................33
     12.5   Nature of Trust Unit Certificates................................33
     12.6   Certificates.....................................................34
     12.7   Certificate Fee..................................................34
     12.8   Form of Certificates.............................................34
     12.9   Register of Unitholders..........................................34
     12.10  Transfer Agents and Registrars...................................35
     12.11  Blank Certificates...............................................35
     12.12  Transfer of Trust Units..........................................35
     12.13  Successors in Interest of Unitholders............................36
     12.14  Trust Units Held Jointly or in Fiduciary Capacity................36
     12.15  Performance of Trusts............................................37
     12.16  Lost Certificates................................................37
     12.17  Death of Unitholders.............................................37
     12.18  Unclaimed Distributions..........................................38
     12.19  Notice to Unitholders of Non-Eligibility for Deferred
            Income Plans.....................................................38
     12.20  Declaration as to Beneficial Owner...............................38
     12.21  Rights to Inspect Register.......................................38

ARTICLE 13 - DISTRIBUTIONS...................................................39
     13.1   Distributions of Capital Gains and Income........................39
     13.2   Additional Distributions.........................................39
     13.3   Other Distributions to Unitholders...............................40
     13.4   Tax Designations.................................................40
     13.5   Payment of Distributions.........................................40
     13.6   Additional Distributions, Designations and Determinations
            of Amounts for Tax Purposes......................................40
     13.7   Enforcement of Payment...........................................40
     13.8   Withholding Tax..................................................40

ARTICLE 14 - REPORTS AND EXECUTION OF DOCUMENTS..............................41
     14.1   Reports to Unitholders...........................................41
     14.2   Material to be Furnished to Manager..............................41
     14.3   Execution of Documents...........................................41
     14.4   Execution of Documents by Manager and Investment Advisor.........41

ARTICLE 15 - AUDITORS........................................................42
     15.1   Qualifications of Auditors.......................................42
     15.2   Appointment of Auditors..........................................42
     15.3   Reports of Auditors..............................................42
     15.4   Access to Records................................................42
     15.5   Change of Auditors...............................................42

ARTICLE 16 - AMENDMENTS......................................................42
     16.1   Amendments Without Notice to Unitholders.........................42
     16.2   Amendments With Notice to Unitholders............................43
     16.3   Acts Requiring Unitholder Approval...............................43
     16.4   Restatements.....................................................44

ARTICLE 17 - TERMINATION OF THE FUND.........................................45
     17.1   Termination Date.................................................45
     17.2   Procedure Upon Termination.......................................45
     17.3   Sale of Investments..............................................45
     17.4   Powers of the Trustee and Manager Upon Termination...............46
     17.5   Distribution of Proceeds.........................................46
     17.6   Responsibility of Trustee After Sale and Conversion..............46
     17.7   Unclaimed Proceeds...............................................46

ARTICLE 18 - GENERAL.........................................................46
     18.1   Notice to Unitholders............................................46
     18.2   Notice to Trustee and Manager....................................47
     18.3   Inspection of Trust Agreement....................................47
     18.4   Governing Law....................................................47
     18.5   Fiscal Year End..................................................47
     18.6   Taxation Year....................................................47
     18.7   Effect of Mistakes...............................................48
     18.8   Third Persons Not Obligated to Follow Assets.....................48
     18.9   Trustee Not Required to Give Security............................48
     18.10  Counterparts.....................................................48
     18.11  Facsimiles.......................................................48

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                                TRUST AGREEMENT

         THIS TRUST AGREEMENT is made this 14th day of February, 2002.

BETWEEN:

                  NCE STRATEGIC ENERGY MANAGEMENT CORP.,
                  a corporation incorporated under the laws of Ontario

                  (hereinafter called the "Manager")

                                    - and -

                  COMPUTERSHARE TRUST COMPANY OF CANADA, a trust company incorporated under the laws of Canada

                  (hereinafter called the "Trustee")

WITNESSES THAT:

         WHEREAS the Manager wishes to establish a trust to be called NCE Strategic Energy Fund (the "Fund") upon the terms and conditions set forth herein;

         AND WHEREAS the Manager has contributed the sum of $10.00 as the initial Fund Property for the purpose of constituting the Fund;

         AND WHEREAS the Manager in its capacity as settlor of the Fund has requested that the Trustee act as trustee of the Fund and the Trustee has agreed to act as the trustee of the Fund upon the terms set out herein;

         AND WHEREAS the Manager wishes to retain management of the affairs of the Fund upon the terms set out herein;

         AND WHEREAS the foregoing are made as representations and statements of fact by the Manager and not by the Trustee;

         NOW THEREFORE the Trustee agrees with the Manager and in favour of the Unitholders from time to time that the Trustee will act as a trustee of the Fund and hold all Fund Property in trust for the benefit of the Unitholders from time to time and will invest, dispose of and otherwise deal with Fund Property upon the trusts and subject to the express provisions of the Trust Agreement and the Trustee and the Manager covenant and agree as follows:

                          ARTICLE 1 - INTERPRETATION

1.1      Definitions

         In this Trust Agreement, unless there is something in the subject matter or context inconsistent therewith, the following terms have the following meanings:

(a) "Additional Distributable Amount" means with respect to any taxation year of the Fund, the amount, if any, by which the aggregate of the Net Income and Net Capital Gains, less any Net Capital Gains the tax on which would be refundable to the Fund under Part I of the Tax Act, for such taxation year exceed the aggregate distributions otherwise paid or payable by the Fund for such taxation year;

(b)      "Additional Distribution Date" has the meaning ascribed thereto in
         Section 13.2;

(c) "Affiliate" means, with respect to any Person, another Person which is an affiliated entity of such Person within the meaning of Ontario Securities Commission Rule 45-501;

(d) "Auditors" means the auditors of the Fund appointed pursuant to the provisions hereof;

(e) "Beneficial Holder" means any person who holds a beneficial interest in Book-Entry Only Trust Units as shown on the books of CDS or a CDS Participant;

(f) "Book-Entry Only System" means the record-entry securities transfer and pledge system known, as of the date hereof, by such name, which is administered by CDS in accordance with the operating rules and procedures of the Securities Settlement Services of CDS in force from time to time, or any successor system which CDS may offer from time to time;

(g) "Book-Entry Only Trust Units" means Trust Units and any other securities issued from time to time in accordance with this Trust Agreement, entitling the beneficial owner to an interest in the property and assets of the Fund, that are issued in book-entry only form represented by one or more global unit certificate(s);

(h) "business day" means any day on which the Trustee is open for business in Toronto, except that for purposes of the definition of "Valuation Date" and Section 13.2(a), "business day" means any day on which the Toronto Stock Exchange is open for business;

(i) "CDS" means The Canadian Depository for Securities Limited and includes any successor corporation or any other depository subsequently appointed by the Fund as the depository in respect of the Book-Entry Only Trust Units;

(j) "CDS Participant" means a broker, dealer, bank, other financial institution or other Person for whom, from time to time, CDS effects book entries for the Book-Entry Only Trust Units deposited with CDS;

(k) "Early Stage Energy Companies" means Canadian oil and natural gas exploration, development and/or production issuers and Canadian energy service issuers, each of which has market capitalization or book equity value of less than $100 million at the time of the Fund's investment;

(l) "Established Companies" means Canadian oil and natural gas exploration, development and/or production issuers and Canadian energy service issuers, each of whose shares are listed on a Canadian stock exchange and which has market capitalization of more than $100 million at the time of the Fund's investment;

(m) "Extraordinary Resolution" means a resolution passed by the affirmative vote of at least 662/3% of the votes cast at a meeting of Unitholders called for that purpose at which a quorum of Unitholders is present in person or by proxy as provided herein;

(n)      "Fiscal Year" has the meaning ascribed thereto in Section 18.5;

(o) "Fund" means NCE Strategic Energy Fund, the trust established by this Trust Agreement;

(p) "Fund Property" means all of the property and assets of the Fund held in trust by the Trustee pursuant to this Trust Agreement;

(q) "Fund Securities" means Trust Units and any other securities which may be issued by the Fund;

(r) "High Quality Money Market Instruments" means money market instruments which are accorded the highest rating category by Canadian Bond Rating Service ("A-1") or by Dominion Bond Rating Service ("R-1"), banker's acceptances and debt instruments issued or guaranteed by the Government of Canada or a province of Canada, all with a term of one year or less, and interest bearing deposits with Canadian chartered banks or trust companies;

(s) "including" and "includes" shall be deemed to be followed by the statement "without limitation" and neither of such terms shall be construed to limit any word or statement which it follows to the specific or similar items or matters immediately following it;

(t)      "Indemnified Person" has the meaning ascribed thereto in Section 10.3;

(u)      "Initial Trust Unit" has the meaning ascribed thereto in Section 3.1;

(v) "Investment Advisor" means a Person engaged by the Manager on behalf of the Fund to provide investment management services to the Fund;

(w) "Investment Advisory Agreement" means an investment advisory agreement pursuant to which a person is appointed the Investment Advisor to the Manager of the Fund;

(x)      "Investment Objectives" has the meaning ascribed thereto in Section
         2.4;

(y)      "Investment Restrictions" means the investment restrictions set out in
         Section 2.6;

(z)      "Loan Facility" means the loan facility established pursuant to
         Section 6.2(g);

(aa) "Manager" means NCE Strategic Energy Management Corp. and its successors under the terms of this Trust Agreement;

(bb) "Management Agreement" means the management agreement between the Manager and the Fund relating to the management of the Fund, as it may be amended or replaced from time to time, including in connection with the appointment of a successor Manager;

(cc) "Net Asset Value" means the Total Asset Value less the aggregate amount of the liabilities of the Fund;

(dd) "Net Asset Value per Trust Unit" shall be determined in accordance with Section 3.6;

(ee) "Net Capital Gains" of the Fund for a taxation year means the amount, if any, by which:

         (i)      the capital gains realized by the Fund in the taxation year;

         exceeds the aggregate of

         (ii)     the capital losses incurred by the Fund in the taxation year;
                  and

         (iii) the unapplied capital losses incurred by the Fund in the preceding taxation years, to the extent that they may be, and are, applied against capital gains realized by the Fund in the taxation year.

         For this purpose, "capital gains" and "capital losses" shall be computed in accordance with the provisions of the Tax Act.

(ff) "Net Income" of the Fund for a taxation year means the amount, if any, by which the income from property of the Fund for such taxation year less allowable expenses and deductions as determined pursuant to the provisions of the Tax Act, other than paragraph 82(1)(b) and subsection 104(6) thereof, without reference to the Fund's "capital gains" or "capital losses" (as those terms are used in the Tax Act) for the taxation year, exceeds the unapplied non-capital losses of the Fund for the purposes of the Tax Act for the preceding taxation years of the Fund, to the extent that they may be, and are applied against income of the Fund for such taxation year for the purposes of the Tax Act.

(gg) "NI 81-102" means National Instrument 81-102 of the Canadian Securities Administrators (or any successor policy, rule or national instrument), as it may be amended from time to time;

(hh)     "Notice Period" has the meaning ascribed thereto in Section 5.1;

(ii) "OBCA Corporation" shall mean an offering corporation incorporated under and as defined in the Business Corporations Act (Ontario);

(jj) "Person" means any individual, corporation, limited partnership, general partnership, joint stock company, joint venture, association, company, bank, trust company, government, government department or agency, or other entity or organization whether incorporated or not;

(kk)     "Portfolio" means the investments of the Fund;

(ll) "Private Issuer" means an Early Stage Energy Company or a Special Energy Issuer whose securities are not listed or traded on a Canadian stock exchange;

(mm) "Public Issuer" means an Early Stage Energy Company, a Special Energy Issuer or an Established Company, any of whose securities are listed or traded on a Canadian stock exchange;

(nn)     "Redemption Notice" has the meaning ascribed thereto in Section 5.4;

(oo) "Redemption Payment Date" means the tenth business day following the Redemption Valuation Date;

(pp) "Redemption Valuation Date" means the last business day of March in each year;

(qq) "Special Energy Issuers" means Canadian energy technology and alternative energy issuers;

(rr)     "Tax Act" means the Income Tax Act (Canada);

(ss)     "Taxation Year" has the meaning ascribed thereto in Section 18.6;

(tt) "Termination Date" shall mean March 31, 2007 or such other date as is ascribed as the meaning of such term in the final prospectus relating to the initial public offering of Trust Units by the Fund;

(uu) "Termination Event" in respect of the Trustee means any of the following events:

         (i) the Trustee is in material default of its obligations under this Trust Agreement and such default continues for 30 days from the date that the relevant party receives notice from the other party, requiring it to cure such material default;

         (ii) the Trustee has been declared bankrupt or insolvent or has entered into liquidation or winding up, whether compulsory or voluntary (and not merely a voluntary liquidation for the purposes of amalgamation or reconstruction);

         (iii) the Trustee makes a general assignment for the benefit of its creditors or otherwise acknowledges its insolvency; or

         (iv) the assets of the Trustee have become subject to seizure or confiscation by any public or governmental authority.

(vv) "Total Asset Value" means the aggregate value of the assets of the Fund as determined pursuant to Sections 3.5 and 3.7;

(ww) "Transfer Agent" means the registrar and transfer agent of the Trust Units of the Fund appointed in accordance with the terms hereof;

(xx) "Trust Agreement" means this trust agreement as the same may be supplemented, amended or restated from time to time hereafter; and "herein", "hereby", "hereto" and "hereunder" mean respectively in, by, to and under this Trust Agreement;

(yy)     "Trust Unit" has the meaning ascribed thereto in Section 3.1;

(zz) "Trust Unit Certificate" means a certificate, in the form approved by the Trustee, evidencing one or more Trust Units, issued and certified in accordance with the provisions hereof;

(aaa) "Trustee" means Computershare Trust Company of Canada as trustee of the Fund, or such successor trustee of the Fund as may from time to time be appointed in accordance with the provisions of this Trust Agreement;

(bbb) "TSE Oil & Gas Producers Index" is the total return index designated as the "TSE Oil & Gas Producers Index" computed on a total return basis by the Toronto Stock Exchange, or any index which replaces such index from time to time;

(ccc)    "Unitholder" means a holder of Trust Units;

(ddd) "Valuation Date" means every Wednesday of each week, the last business day of each fiscal quarter and any other date on which the Manager elects, in its discretion, to calculate the Net Asset Value per Trust Unit; and

(eee) "Valuation Time" means 4:15 p.m. (Toronto time) on a day on which the Net Asset Value per Trust Unit is determined, including a Valuation Date.

1.2      Headings

         The division of this Trust Agreement into Articles and Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Trust Agreement. The Article and Section headings in this Trust Agreement are not intended to be full or precise descriptions of the text to which they refer and shall not be considered part of this Trust Agreement.

1.3      Number and Gender

         In this Trust Agreement words in the singular include the plural and vice versa and words in one gender include all genders.

1.4      Currency

         Unless specified otherwise, all statements of or reference to dollar amounts in this Trust Agreement are to lawful money of Canada.

1.5      Generally Accepted Accounting Principles

         All accounting and financial terms used herein, unless specifically provided to the contrary, shall be interpreted and applied in accordance with generally accepted accounting principles in Canada.

         Where the Canadian Institute of Chartered Accountants includes a recommendation in its Handbook concerning the treatment of any accounting matter, such recommendation shall be regarded as the only generally accepted accounting principle applicable to the circumstances that it covers and references herein to "generally accepted accounting principles" shall be interpreted accordingly.

1.6      Statutes

         A reference in this Trust Agreement to a statute is to such statute as it may be amended from time to time, and to any restated or successor legislation of comparable effect and includes regulations promulgated thereunder.

1.7      References to Articles, etc.

         References in this Trust Agreement to Articles, Sections, subsections, paragraphs, clauses or other subdivisions are, unless otherwise stated, references to Articles, Sections, subsections, paragraphs, clauses or other subdivisions of this Trust Agreement.

1.8      Day Not a Business Day

         In the event that any day on which any amount is to be determined or any action is required to be taken hereunder is not a business day, then such amount shall be determined and such action shall be required to be taken at or before the referenced time on the next succeeding day that is a business day. This Section 1.8 shall not be applicable to Sections 13.1 or 13.2 hereof.

1.9      References to Acts Performed by the Fund

         For greater certainty, where any reference is made in this Trust Agreement to an act to be performed by the Fund, such reference shall be construed and applied for all purposes as if it referred to an act to be performed by the Trustee on behalf of the Fund or by some other person duly authorized to do so by the Trustee pursuant to the provisions hereof.

                             ARTICLE 2 - THE FUND

2.1      Establishment of the Fund

         The Trustee hereby accepts the trusts set out in this Trust Agreement and agrees to act as trustee of the Fund and to hold as trustee of the Fund all the Fund Property from time to time upon and subject to the provisions of this Trust Agreement. The Trustee further agrees to invest, dispose of and otherwise deal with the Fund Property upon the direction of the Manager and, if applicable, an Investment Advisor, subject to the provisions of this Trust Agreement. The Trustee acknowledges receipt of $10.00 from the Manager in its capacity as settlor of the Fund, which sum constitutes the initial Fund Property of the Fund.

2.2      Purpose

         The Fund is established, and shall be operated and maintained by the Trustee, for the purpose of achieving the Investment Objectives. For greater certainty, the Fund shall not invest its funds in real property or earn an interest therein.

2.3      Name of Fund

         The name of the Fund shall be "NCE Strategic Energy Fund" in the English language and "Fonds d'energie strategique NCE" in the French language. So far as may be practicable, legal or convenient, the Trustee and the Manager shall conduct the Fund activities, execute all documents and sue or be sued under such name, which name and the word "Fund" wherever used in this Trust Agreement with respect to an act to be performed by the Fund or to an obligation of the Fund shall refer to an act to be performed by the Trustee or an obligation of the Trustee in its capacity as trustee of the Fund and not personally, and shall not refer to the Unitholders of the Fund or to the directors, officers, agents or employees of the Trustee. Upon written direction from the Manager, the Trustee shall change the name of the Fund to such name as may be determined by the Manager.

2.4      Investment Objectives

         The Fund's investment objectives (the "Investment Objectives") are to provide Unitholders with superior rates of return, principally in the form of long-term capital appreciation, and a cost-effective method of reducing investment risk through a diversification strategy focused on investment opportunities within the Canadian energy sector which the Manager and the Investment Advisor believe have prospects for high growth in the near to medium term, subject to the Investment Restrictions. The Investment Objectives of the Fund are fundamental and may not be changed without the approval of the Unitholders by Extraordinary Resolution, as hereinafter provided.

2.5      General Investment Restrictions

         The Manager and the Investment Advisor, if applicable, shall at all times in respect of the investment of Fund Property comply with the investment restrictions and practices:

(a)      set forth herein; and

(b)      imposed by applicable legislative requirements.

2.6      Specific Investment Restrictions

         In investing the Fund Property, the Manager and the Investment Advisor, if applicable, may not:

(a) invest more than 60% of the Fund's Total Asset Value in securities of Private Issuers;

(b) acquire 20% or more of any class of voting securities of an issuer which is a Public Issuer at the date of acquisition;

(c) borrow money in excess of 15% of the Fund's Total Asset Value, calculated as at the date of the borrowing and as at the end of each calendar quarter. For these purposes the amount of any margin loan shall be treated as borrowed money;

(d)      purchase or sell commodities, commodity contracts or derivatives;

(e) acquire direct interests in mining, oil and natural gas or similar ventures, other than through the ownership of securities;

(f)      sell securities short;

(g) invest more than 10% of the Fund's Total Asset Value in securities of Special Energy Issuers;

(h) invest less than 15% of the Fund's Total Asset Value in securities of Established Companies and High Quality Money Market Instruments;

(i) invest less than 40% of the portion of the Fund's Total Asset Value which is invested in securities of Public Issuers, in securities listed on the Toronto Stock Exchange;

(j) invest in any assets other than securities of Public Issuers and Private Issuers and in High Quality Money Market Instruments;

(k) make any investment that would result in the Fund failing to qualify as a "unit trust" within the meaning of paragraph 108(2)(b) of the Tax Act. The current definition of "unit trust" requires, among other things, that:

         (i) at all times at least 80% of the property of the Fund must consist of a combination of shares; property that, under the terms or conditions of which or under an agreement, is convertible into, exchangeable for, or confers a right to acquire shares; bonds, debentures, mortgages, hypothecary claims, notes and other similar obligations; marketable securities; cash; real property situated in Canada and interests in real property situated in Canada; or rights to and interests in any rental or royalty computed by reference to the amount or value of production from a natural accumulation of petroleum or natural gas in Canada, from an oil or natural gas well in Canada or from a mineral resource in Canada;

         (ii) not less than 95% of the Fund's income for each year must be derived from, or from the disposition of, investments described in (i) above;

         (iii) at no time may more than 10% of the Fund's property consist of bonds, securities or shares in the capital stock of any one corporation or debtor other than Her Majesty in right of Canada or a province or a Canadian municipality;

(l) make loans or provide guarantees, except that the Fund may purchase and hold debt obligations (including bonds, debentures or other obligations and certificates of deposit, bankers' acceptances and fixed time deposits) in accordance with the Fund's investment strategy;

(m) invest in property which may be considered "foreign property", unless, at the end of each month, the "cost amount" to the Fund of such "foreign property" (as those terms are defined in the Tax Act) held by it does not exceed 30% (or such other percentage specified from time to time for the purposes of Part XI of the Tax Act) of the "cost amount" of all property held by it;

(n) act as underwriter except to the extent that the Fund may be deemed to be an underwriter in connection with the sale of securities in its portfolio;

(o) invest in "mutual funds", as such term is presently defined in the Securities Act (Ontario);

(p)      (i)      with the exception of Trust Units, purchase securities from, sell securities to, or otherwise contract for the acquisition or disposition of securities with the Investment Advisor or the Manager or any of their respective affiliates, or any officer, director or significant shareholder of any of them, or any issuer in which any officer, director or significant shareholder of the Investment Advisor or the Manager may have a material interest (which, for these purposes is beneficial ownership of more than 10% of the voting securities of such issuer) unless, with respect to any purchase or sale of securities any such transaction is effected through normal market facilities and the purchase price approximates the prevailing market price or, in the case of a private transaction, the Fund is making such purchase or sale at substantially the same time, at a price per security not less than that paid by, and upon substantially the same terms as at least one other investor dealing at arm's-length to all of the entities referred above and investing, in the aggregate, at least 50% of the amount being invested by the Fund; or

         (ii) invest in any issuer which is managed by the Investment Advisor or the Manager or any of their respective affiliates unless the Fund is making such investment at substantially the same time, at a price per security not less than that paid by, and upon substantially the same terms as at least one other investor dealing at arm's-length to all of the entities referred above and investing, in the aggregate, at least 50% of the amount being invested by the Fund;

(q) enter into agreements to buy shares of a corporation at a price that may differ from fair market value at the time of acquisition that could give rise to tax under Part XI of the Tax Act; or

(r) invest in the securities of any non-resident corporation or trust or other non-resident entity if the Fund would be required to mark its investment in such securities to market in accordance with proposed section 94.2 of the Tax Act or to include any significant amounts in income pursuant to proposed section 94.1 of the Tax Act, as set forth in the proposed amendments to the Tax Act dealing with foreign investment entities released on August 2, 2001 (or amendments to such proposals, provisions as enacted into law or successor provisions thereto).

         If a percentage restriction on investment or use of assets set forth above is adhered to at the time of the transaction, later changes to the market value of the investment or the Fund's Total Asset Value will not be considered a violation of the restriction (except for the restrictions in paragraphs (c), (h), (k), (m) and (r) which must be complied with at all times and which may necessitate the selling of securities from time to time). If the Fund receives from an issuer subscription rights to purchase securities of that issuer, and if the Fund exercises such subscription rights at a time when the Fund's portfolio holdings of securities of that issuer would otherwise exceed the limits set forth above, it will not constitute a violation if, prior to receipt of securities upon exercise of such rights, the Fund has sold at least as many securities of the same class and value as would result in the restriction being complied with.

         The Trustee shall not be obliged to ensure that the Investment Restrictions are adhered to.

         The Investment Restrictions of the Fund are fundamental and may not be changed without the approval of the Unitholders by Extraordinary Resolution, as hereinafter provided (except as provided in Section 16.3(b)).

2.7      Principal Office

         The principal office of the Fund shall be in Toronto, Ontario at the address of the Manager which is 130 King Street West, Suite 2850, Toronto, Ontario, M5X 1A4 or at such other location as shall be designated by the Trustee.

                     ARTICLE 3 - TRUST UNITS AND VALUATION

3.1      Trust Units

(a) The beneficial interest in the Fund shall be divided into interests of one class referred to as "Trust Units". Trust Units shall be issued only as fully paid and non-assessable. There shall be no limit to the number of Trust Units that may be issued in the Fund. Each Trust Unit of the Fund shall rank equally with every other Trust Unit of the Fund and no Trust Unit of the Fund shall have any preference or priority over any other Trust Unit of the Fund. Fractional Trust Units may not be issued.

(b) In addition to the sum of $10.00 contributed by the Manager as the initial Fund Property for the purpose of constituting the Fund, the Trustee acknowledges receipt from the Manager of the sum of $10.00 as the subscription price for one Trust Unit (the "Initial Trust Unit") and the Initial Trust Unit is hereby issued to the Manager as fully paid. Upon closing of the initial public offering of Trust Units by the Fund, the Manager shall sell to the Fund and the Fund shall purchase from the Manager the Initial Trust Unit for a price of $10.00 and the Initial Trust Unit shall be cancelled.

(c) Each Trust Unit represents an equal undivided beneficial interest in any distribution from the Fund (whether of Net Income, Net Capital Gains or other amounts) and in any net assets of the Fund in the event of termination or winding-up of the Fund. Each Trust Unit outstanding from time to time shall be entitled to equal shares in (i) distributions when and as declared, and (ii) the proceeds of liquidation of the Fund Property in the event of termination or winding-up of the Fund, after satisfaction of all liabilities of the Fund, including the liabilities of the Fund to the Manager pursuant to the Management Agreement. All Units shall rank among themselves equally and rateably without discrimination, preference or priority.

3.2      Rights, Warrants and Options

         The Fund may create and issue rights, warrants and options to subscribe for additional Trust Units, which rights, warrants or options shall be exercisable at such subscription prices, at such times and on such terms and conditions as the Manager shall determine, subject to securities legislation and stock exchange rules; provided that in the case of rights, warrants or options issued to existing Unitholders, the net proceeds per Trust Unit issued pursuant to the exercise thereof may not be less than the most recently calculated Net Asset Value per Trust Unit (as calculated hereunder) prior to the issue of such rights, warrants or options.

3.3      Issue of Trust Units

         Trust Units may be issued from time to time on such terms and conditions and for such consideration as the Manager shall determine.

3.4      Restriction on Non-Resident Ownership

         At no time may non-residents of Canada be the beneficial owners of a majority of the Trust Units and the Trustee shall inform the Transfer Agent of this restriction. The Transfer Agent, at the direction of the Manager, may require declarations as to the jurisdictions in which beneficial owners of Trust Units are resident. If the Manager becomes aware, as a result of the Transfer Agent requiring such declarations as to beneficial ownership or otherwise, that the beneficial owners of 40% of the Trust Units then outstanding are, or may be, non-residents or that such a situation is imminent, the Manager may make a public announcement thereof. If the Manager determines that a majority of the Trust Units are beneficially held by non-residents, the Transfer Agent shall send a notice to such non-resident Unitholders, chosen in inverse order to the order of acquisition or registration or in such manner as the Manager may consider equitable and practicable, requiring them to sell their Trust Units or a portion thereof within a specified period of not less than 30 days. If the Unitholders receiving such notice have not sold the specified number of Trust Units or provided the Transfer Agent or the Manager with satisfactory evidence that they are not non-residents within such period, the Manager may on behalf of such Unitholders sell such Trust Units and, in the interim, shall direct the Trustee to suspend the voting and distribution rights attached to such Trust Units. Upon such sale, the affected holders shall cease to be beneficial holders of Trust Units and their rights shall be limited to receiving the net proceeds of sale of such Trust Units.

3.5      Calculation

         The Manager shall calculate the Total Asset Value, Net Asset Value and Net Asset Value per Trust Unit of the Fund as of the Valuation Time on each Valuation Date. The Net Asset Value per Trust Unit calculated as of the Valuation Time on any Valuation Date shall remain in effect until the Valuation Time on the next Valuation Date.

3.6      Method of Determining Net Asset Value per Trust Unit

         The Net Asset Value per Trust Unit will be calculated on a fully diluted basis, incorporating the Net Asset Value as of a particular date plus the exercise value of in-the-money warrants and other rights to acquire Trust Units and divided by the total number of Trust Units outstanding on that date plus the number of Trust Units issuable upon the exercise of such warrants and other rights to acquire Trust Units. The Net Asset Value per Trust Unit will be calculated in Canadian dollars. Assets for which no published market exists will be valued at cost, unless a different value is determined in accordance with the valuation policies described in Section 3.7 as a result of the occurrence of a specified event or the delivery of financial statements or a formal valuation.

3.7      Valuation Rules

         In calculating the Total Asset Value and the Net Asset Value of the Fund at any time:

(a) generally, the value of any cash on hand or on deposit, bills, demand notes, accounts receivable, prepaid expenses, cash received (or declared to holders of record on a date before the date as of which the Net Asset Value is being determined and to be received) and interest accrued and not yet received, shall be deemed to be the full amount thereof; provided that (i) the value of any security which is a debt obligation which, at the time of acquisition, had a remaining term to maturity of one year or less shall be the amount paid to acquire the obligation plus the amount of any interest accrued on such obligation since the time of acquisition (for the purposes of the foregoing, interest accrued will include amortization over the remaining term to maturity of any discount or premium from the face value of an obligation at the time of its acquisition); and (ii) if the Manager has determined, acting reasonably, that any such deposit, bill, demand note or account receivable is not worth the full amount thereof, the value thereof shall be deemed to be such value as the Manager determines to be the fair value thereof;

(b) the value of any security which is listed on a stock exchange or traded on an over-the-counter market will be the last sale price applicable to a board lot prior to the time of determination of Net Asset Value or if no such sale price is available at that time, but if bid and ask quotations are available, at the average of the bid and the ask price, rather than the quoted sale price;

(c) if a security is interlisted or trades on more than one exchange or market the Manager shall use the last sale price or quoted or average price (as described in paragraph (b) above), as the case may be, reported on the exchange or market determined by the Manager to be the principal exchange or market for the security;

(d) any value of a security or other asset reported in currency other than Canadian dollars will be translated into Canadian currency at the prevailing rate of exchange, as determined by the Manager, at the time of valuation;

(e) securities which are listed on a stock exchange or traded over-the-counter and which are subject to a hold period or other trading restrictions will be valued as described above, with an appropriate discount as determined by the Manager, acting reasonably;

(f) the value of any security or other asset for which no published market exists, including securities of Private Issuers, will be determined by the Manager in accordance with the following:

         (i) such securities or other assets will normally be carried at cost unless:

                  (A) there is an arm's-length transaction which in the Manager's reasonable opinion establishes a different value, or

                  (B) a material change in the value of an issuer occurs, including as a result of a write-down of its assets on its audited balance sheet or the preparation of a valuation of the issuer or of a substantial portion of its assets by a qualified independent person, in which event the value will be increased or decreased, as appropriate, to the resulting fair value; and

         (ii) if there is an arm's-length bona fide enforceable offer to purchase all or a substantial portion of an issuer's outstanding securities or its assets, the Fund's securities will be valued based upon the proposed transaction price; and

(g) the value of any security or asset to which, in the opinion of the Manager, the above principles cannot be applied (whether because no price or yield equivalent quotations are available or for any other reason) shall be the fair value thereof determined in good faith in such manner as the Manager from time to time adopts.

3.8      Publication

         The Fund will make available to the Canadian financial press for publication on a weekly basis the Net Asset Value per Trust Unit.

                ARTICLE 4 - UNITHOLDERS AND UNITHOLDER MEETINGS

4.1      Status of Unitholders

         The ownership of all Fund Property is vested exclusively in the Trustee and the right to conduct the affairs of the Fund is vested exclusively in the Trustee and the Manager as provided herein, and the Unitholders shall have no right or interests therein or with respect thereto, other than those which are expressly provided for herein. Unitholders shall have no right to call for any partition or division of any portion of the Fund Property; nor shall they be called upon to share or assume any losses of the Fund or be liable for any assessment or further payments to the Fund or the Trustee of any kind by virtue of their ownership of Trust Units, except with respect to the breach of any term of any subscription agreement or similar document executed by or on behalf of any Unitholder in respect of their investment in Trust Units.

         The Fund is an investment trust. The Fund is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, syndicate, association, joint venture, company, corporation or joint stock company; nor shall the Trustee, the Manager, any Investment Advisor or the Unitholders or any of them for any purpose be, or be deemed to be in any way whatsoever, liable or responsible hereunder as partners or joint venturers. Neither the Trustee nor the Manager nor any Investment Advisor shall be or be deemed to be an agent of the Unitholders. The relationship of the Unitholders to the Trustee shall be solely that of beneficiaries of the Fund, and their rights shall be limited to those conferred upon them hereby.

4.2      Liability of Unitholders

         No Unitholder shall incur or be subject to any liability whatsoever (whether direct or indirect, absolute or contingent), in tort, contract or otherwise, to any Person in connection with the Fund Property or the obligations or affairs of the Fund or with respect to any agreement relating to the Fund or with respect to any act or omission of the Trustee, the Manager or any Investment Advisor or any other Person in the performance or exercise, or purported performance or exercise, of any obligation, power, discretion or authority conferred upon the Trustee, the Manager or any Investment Advisor or such other Person whether under this Trust Agreement or otherwise or with respect to any transaction entered into by the Trustee, the Manager or any Investment Advisor or by any other Person whether pursuant to this Trust Agreement or otherwise or in respect of any taxes, levies, imposts or charges or fines, penalties or interest in respect of any of the foregoing payable by the Fund or by the Trustee or by any other Person on behalf of or in connection with the activities or affairs of the Fund or the Fund Property and no Unitholder shall be liable to indemnify the Trustee or any other Person with respect to any such liability incurred or with respect to any taxes payable by the Fund or by the Trustee or any other Person on behalf of or in connection with the Fund and, to the extent that any such liability of Unitholders may arise, it shall be enforceable only against, and shall be satisfied only out of, the Fund Property. Nothing herein shall preclude the Trustee from exercising any rights granted to it under the Tax Act or any other applicable taxation legislation to withhold from amounts payable to Unitholders or otherwise recover from Unitholders any taxes which the Trustee has paid on behalf of such Unitholders.

         Each Unitholder is hereby indemnified and shall be reimbursed out of the Fund Property in respect of all liabilities, costs, charges and expenses reasonably incurred or sustained by such Unitholder in connection with the Fund Property or the obligations or affairs of the Fund by reason only of being or having been a Unitholder. The rights accruing to a Unitholder under this
Section 4.2 shall not exclude any other right to which such Unitholder may be lawfully entitled, nor shall anything herein contained restrict the right of the Fund to indemnify or reimburse a Unitholder in any appropriate situation even though not specifically provided herein; provided, however, that the Fund shall have no liability to reimburse Unitholders for taxes assessed against them by reason of their ownership of Trust Units, nor for any losses suffered by reason of changes in the value of Trust Units.

4.3      Liability under Contracts

         Any written instrument creating an obligation of the Fund (including the loan documents in respect of any borrowing) shall be conclusively taken to have been executed or done by the Trustee only in the capacity of Trustee under this Trust Agreement. Any written instrument creating an obligation of the Fund shall refer, where applicable, to this Trust Agreement and contain a disavowal of liability upon and waiver of claim against Unitholders and indicate that the obligations thereunder are not personally binding upon, nor shall resort be had to the private property of, the Trustee, the Manager, an Investment Advisor, any Unitholder, or any director, officer, employee or agent of the Trustee, the Manager or an Investment Advisor, but the Fund Property or a specific portion thereof only shall be bound, but the omission of such provision shall not operate to impose personal liability on the Trustee, the Manager, an Investment Advisor, any Unitholder, or any of the officers, directors, employees or agents of the Trustee, the Manager or an Investment Advisor.

4.4      Meetings of Unitholders

         Annual meetings of the Unitholders will be held commencing in 2003 on a day, at a time and, subject to the provisions hereof, at a place to be set by the Trustee. At each annual meeting, Unitholders will be entitled to appoint the Auditors and to select two nominees for election as directors of the Manager. Special meetings of Unitholders may be called at any time by the Trustee and shall be called by the Trustee upon the written request of Unitholders holding in the aggregate not less than 20% of the Trust Units then outstanding, such request specifying the purpose or purposes for which such meeting is to be called. Meetings of Unitholders shall be held in the City of Toronto. The Chairman of any meeting shall be a person designated by the Trustee for the purpose of such meeting except that, on the motion of any Unitholder, any person may be elected as Chairman by a majority of the votes cast at the meeting instead of such designated person or if no person shall be designated by the Trustee.

4.5      Notice of Meetings

         Notice of all meetings of Unitholders shall be given by the Manager, by ordinary mail postage prepaid addressed to each Unitholder at its registered address, and mailed at least 21 days and not more than 50 days before the meeting. Such notice shall set out the time when, and the place where, such meeting is to be held and shall state or be accompanied by a statement of the nature of the business to be transacted at such meeting in sufficient detail to permit a Unitholder to form a reasoned judgment thereon. It shall not be necessary to set out in such notice the text of any resolution proposed to be passed. Any adjourned meeting may be held as adjourned without further notice. The accidental omission to give notice or the non-receipt of such notice by all Unitholders shall not invalidate any resolution passed at any such meeting.

4.6      Quorum

         At any meeting of the Unitholders, subject as hereinafter provided, a quorum shall consist of two or more Unitholders present in person or by proxy except in the case of business requiring approval by Extraordinary Resolution, where the quorum shall consist of two or more Unitholders present in person or by proxy holding not less than 10% of the Trust Units then outstanding. If a quorum is not present at the appointed place on the date for which the meeting is called within 30 minutes after the time fixed for the holding of such meeting, the meeting shall stand adjourned to such day being not less than 14 days later and to such place and time as may be appointed by the Chairman of the meeting. If at such adjourned meeting a quorum as above defined is not present, the Unitholders present either personally or by proxy shall form a quorum, and any business may be brought before or dealt with at such an adjourned meeting which might have been brought before or dealt with at the original meeting in accordance with the notice calling the same.

4.7      Voting Rights of Unitholders

         Only Unitholders of record shall be entitled to vote and each Trust Unit shall entitle the holder or holders thereof to one vote at all meetings of Unitholders called pursuant to this Trust Agreement. Every question is submitted to a meeting of Unitholders, other than an Extraordinary Resolution, shall, unless a poll vote is demanded, be decided by a show of hands on which every person present entitled to vote shall be entitled to one vote and votes on an Extraordinary Resolution shall always be given on a poll and no demand for a poll on an Extraordinary Resolution shall be necessary. At any meeting of Unitholders, any holder of Trust Units entitled to vote thereat may vote by proxy and a proxy holder need not be a Unitholder. The Manager and the Trustee may solicit proxies from Unitholders in any matter requiring or permitting the Unitholders' approval or consent. When any Trust Unit is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Trust Unit, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners so present disagree as to any vote to be cast, such vote shall not be received in respect of such Unit.

4.8      Procedural Matters

         The Trustee may fix a record date or dates for the purpose of determining Unitholders entitled to notice of any meeting of Unitholders or determining Unitholders entitled to vote thereat and may establish rules governing the procedures to be followed in connection with the conduct of such meeting, including with respect to voting by proxy at the meeting. To the extent practicable and not contrary to the express provisions hereof, the provisions of the Business Corporations Act (Ontario) relating to special meetings of shareholders shall govern the method and manner of giving notice of, conducting and voting at any meeting of Unitholders and of soliciting and using proxies in connection therewith, mutatis mutandis.

4.9      Binding Effect of Resolutions

         Every resolution passed in accordance with the provisions of this Trust Agreement at a meeting of Unitholders shall be binding upon all Unitholders, whether present at or absent from such meeting, and each and every Unitholder shall be bound to give effect accordingly to every such resolution.

4.10     Resolution in Lieu of Meeting

         A resolution signed in writing by all of the Unitholders entitled to vote on that resolution at a meeting of Unitholders is as valid as if it had been passed at a meeting of Unitholders.

             ARTICLE 5 - REDEMPTION OF UNITS AND MARKET PURCHASES

5.1      Right to Redeem

         Subject to Section 5.3, in each year commencing in 2003, Trust Units may be surrendered during the period from March 1 until 5:00 p.m. (Toronto time) on the fifth business day prior to March 31 (the "Notice Period") for redemption to the Transfer Agent. Subject to the provisions hereof, Trust Units surrendered for redemption by a Unitholder during the Notice Period will be redeemed on the Redemption Valuation Date and the Unitholder will receive payment on or before the Redemption Payment Date.

         The maximum number of Trust Units that the Fund will be required or permitted to redeem pursuant to this Section 5.1 each year will be equal to 2.5% of the outstanding Trust Units as at March 1 of such year. In the event that more than 2.5% of the outstanding Trust Units are surrendered for redemption in any year, the number of Trust Units to be redeemed will be reduced on a proportionate basis, based on the total number of Trust Units surrendered for redemption by all Unitholders.

         The redemption right must be exercised by causing written notice to be given within the Notice Period and in the manner described in Section 5.4. Such surrender will be irrevocable upon the delivery of notice to CDS through a CDS Participant, except with respect to those Trust Units which are not paid for by the Fund on or before the relevant Redemption Payment Date.

5.2      Redemption Price and Payment

         Holders of Trust Units tendered for redemption and to be redeemed will be entitled to receive a redemption price per Trust Unit equal to 95% of the Net Asset Value per Trust Unit determined as of the Redemption Valuation Date. Any unpaid distribution payable on or before the Redemption Valuation Date in respect of Trust Units to be redeemed on such Redemption Valuation Date will also be paid on the Redemption Payment Date.

         The Trustee shall, within ten business days after the Redemption Valuation Date on which a Unitholder's Trust Units are redeemed, make, or arrange for the Transfer Agent to make, payment of the redemption price per Trust Unit in respect of the Trust Units redeemed together with any unpaid distribution in respect of such Trust Units which became payable on or before such Redemption Valuation Date less any amount required to be withheld therefrom under applicable law. Payment shall be made in Canadian funds and may be made by wire transfer to CDS with instructions concerning delivery to the CDS Participants or by some other method as the Trustee deems appropriate. Any payment so made shall, unless a cheque is not honoured on presentation, discharge the Fund and the Trustee from all liability to the Unitholder in respect of the amount thereof plus any amount required by law to be withheld, and the Trust Units so redeemed shall be cancelled and not reissued.

5.3      Suspension of Redemption Right

         The Manager may direct the Trustee to suspend the redemption of Trust Units or payment of any amounts on redemption: (i) during any period when normal trading is suspended on a stock exchange or other market on which securities owned by the Fund are listed and traded, if these securities represent more than 50% of the Total Asset Value of the Fund without allowance for liabilities and if these securities are not traded on any other exchange that represents a reasonably practical alternative for the Fund; or (ii) for any period not exceeding 90 days during which the Manager determines that conditions exist which render impractical the sale of assets of the Fund or which impair the ability of the Trustee to determine the value of the assets of the Fund. The suspension may apply to all requests for redemption received prior to the suspension but as to which payment has not been made, as well as to all requests received while the suspension is in effect. All Unitholders making such requests shall be advised by the Manager of the suspension and that the redemption will be effected at a price determined on the first business day following the termination of the suspension. All such Unitholders shall have and shall be advised that they have the right to withdraw their requests for redemption. The suspension shall terminate in any event on the first day on which the condition giving rise to the suspension has ceased to exist, provided that no other condition under which a suspension is authorized then exists. To the extent not inconsistent with official rules and regulations promulgated by any government body having jurisdiction over the Fund, any declaration of suspension made by the Manager shall be conclusive.

5.4      Book-Based System Redemptions

         A Beneficial Holder of Trust Units who desires to exercise redemption privileges thereunder must do so by causing a CDS Participant to deliver to CDS (at its office in the City of Toronto) on behalf of the owner a written notice of the owner's intention to redeem Trust Units. A Beneficial Holder who desires to redeem Trust Units must provide the CDS Participant with notice (the "Redemption Notice") of his or her intention to exercise his or her redemption privilege sufficiently in advance of the relevant notice date so as to permit the CDS Participant to deliver notice to CDS and so as to permit CDS to deliver notice to the Transfer Agent by the required time. The Redemption Notice will be in the form made available from a CDS Participant or the Transfer Agent. Any expense associated with the preparation and delivery of Redemption Notices will be for the account of the Beneficial Holder exercising the redemption privilege.

         By causing a CDS Participant to deliver to CDS a notice of the Beneficial Holder's intention to redeem Trust Units, a Beneficial Holder shall be deemed to have irrevocably surrendered his or her Trust Units for redemption and appointed such CDS Participant to act as his or her exclusive settlement agent with respect to the exercise of the redemption privilege and the receipt of payment in connection with the settlement of obligations arising from such exercise. Any Redemption Notice which CDS determines to be incomplete, not in proper form or not duly executed shall for all purposes be void and of no effect and the redemption privilege to which it relates shall be considered for all purposes not to have been exercised thereby. A failure by a CDS Participant to exercise redemption privileges or to give effect to the settlement thereof in accordance with the Beneficial Holder's instructions will not give rise to any obligations or liability on the part of the Fund to the CDS Participant or to the Beneficial Holder.

5.5      Mandatory Market Purchase Program

         If at any time the price at which the Unitholders are then offering their Trust Units for sale on the principal stock exchange or market on which the Trust Units are then listed or traded is less than 90% of the most recently determined Net Asset Value per Trust Unit, then, subject to Section 5.7 and compliance with any applicable regulatory requirements, the Fund will use its best efforts to purchase for cancellation any such Trust Units offered in the market at the then prevailing market price up to a specified maximum percentage of the outstanding Trust Units in any calendar quarter. The maximum percentage will be 1.25% in respect of each calendar quarter from the date of the closing of the initial public offering of Trust Units by the Fund to and including March 31, 2003; 1.0% in respect of each calendar quarter from April 1, 2003 to and including March 31, 2004; 0.75% in respect of each calendar quarter from April 1, 2004 to and including March 31, 2005; 0.50% in respect of each calendar quarter from April 1, 2005 to and including March 31, 2006; and 0.25% in respect of each calendar quarter from April 1, 2006 to and including the Termination Date. The maximum number of Trust Units which may be purchased in any calendar quarter will be based upon the number of Trust Units outstanding at the beginning of such calendar quarter.

5.6      Purchases in the Market

         Subject to any applicable regulatory requirements and limitations, in addition to purchases made under Section 5.5, the Fund will have the right (but not the obligation) at any time, exercisable in its sole discretion, to purchase outstanding Trust Units in the market at prices not exceeding the most recently calculated Net Asset Value per Trust Unit.

5.7      Restrictions on Purchases

         Purchases will not be effected pursuant to Sections 5.5 or 5.6 if (a) in the opinion of the Manager such transactions, if consummated, could result in the marketability of the Trust Units being severely impaired to the detriment of the Unitholders; (b) in order to finance the purchase, the Fund is not able to liquidate securities in an orderly manner consistent with the Fund's Investment Objectives or, alternatively, it is not in the best interest of the Unitholders to do so; or (c) there is, in the judgment of the Manager:
(i) any material legal action or proceeding instituted or threatened challenging such transactions or otherwise materially adversely affecting the Fund, or (ii) there is a suspension of or limitation on prices for trading securities generally on any exchange on which securities held by the Fund are traded.

5.8      Cancellation

         All Trust Units that have been redeemed or purchased by the Fund will be cancelled.

                   ARTICLE 6 - POWERS AND DUTIES OF TRUSTEE

6.1      General Powers

         The ownership of all Fund Property and the right to conduct the affairs of the Fund are vested in the Trustee subject to the provisions hereof and the Trustee shall have and may exercise without other or further authorization, all such rights, powers and authorities with respect thereto as may be necessary or desirable to enable the Trustee to carry out its responsibilities hereunder.

6.2      Specific Powers and Authorities

         The specific powers and authorities enumerated in this Section 6.2 are in addition to the general powers and authorities granted in Section 6.1 and otherwise herein or by statute and shall not be construed as limiting such general powers or authorities or any other specific power or authority conferred herein on the Trustee, except that with respect to the exercise of the powers and authorities enumerated below, the Manager is entitled to give directions to the Trustee with respect to the exercise hereof.

         Subject to any specific directions of the Manager, the Trustee shall have and may exercise, at any time and from time to time, the following powers and authorities which may be exercised by it in its judgment and discretion and in such manner and upon such terms and conditions as it may from time to time deem proper:

(a) to commence, defend, adjust, abandon or settle suits or legal proceedings in connection with the Fund or the Fund Property and to represent the Fund in any such suits or legal proceedings, provided that the Unitholders shall have no power or authority to oblige or require the Trustee to do so and provided further that the Trustee shall not be required to take such action unless it has been funded and indemnified to its satisfaction;

(b) generally to exercise any of the powers of an owner with respect to securities or other Fund Property held in the Fund;

(c) to exercise any conversion privileges, subscription rights, warrants or other rights or options available in connection with any securities or other Fund Property at any time held by the Trustee, and to make any payments incidental thereto;

(d) to possess and exercise all rights, powers and privileges pertaining to ownership of all or any part of the assets of the Fund, to the same extent that an individual might, unless otherwise expressly limited herein, and, without limiting the generality of the foregoing, to vote personally, or by general or by limited proxy, any securities or other Fund Property which may be held by it at any time, and similarly to exercise personally or by general or by limited power of attorney any right appurtenant to any securities or other Fund Property held by it at any time;

(e) to renew or extend or participate in the renewal or extension of any securities or Fund Property, upon such terms as it may deem advisable;

(f) to make, execute, acknowledge and deliver any and all deeds, conveyances, contracts, waivers, releases or other documents of transfer and any and all other instruments in writing that may be necessary or proper for the accomplishment of any of the powers herein granted, whether for a term extending beyond the office of the Trustee or beyond the possible termination of the Fund or for a lesser term;

(g) subject to Section 4.3, to the extent permitted by applicable policies, rules or waivers of the Canadian securities regulatory authorities, to

         (i) establish a loan facility (the "Loan Facility") to borrow an amount up to 15% of the Total Asset Value of the Fund, calculated at the date of borrowing and as at the end of each calendar quarter;

         (ii) borrow money under the Loan Facility for the purposes of buying additional securities or as a temporary measure to fund redemptions of Trust Units or to settle transactions within the Fund; and

         (iii) charge, mortgage, hypothecate and/or pledge, free and clear from any and all trusts, Fund Property, to secure payment of any money so borrowed;

(h) to enter into and settle foreign exchange transactions on behalf of the Fund for purposes of:

         (i) facilitating settlement of trades of securities or other property of the Fund; and

         (ii) upon written instruction of the Manager, for currency hedging or other purposes, and any such transaction may be entered into with such counterparties as the Trustee may choose in its sole discretion including its Affiliates or related parties;

(i) to sell, convey, exchange for other securities or other property, convert, transfer, assign, pledge, encumber or otherwise dispose of any securities or other property held by it at any time, by any means considered reasonable by the Trustee, and to receive the consideration and grant discharges therefor;

(j) to incur and pay out of the property of the Fund any charges or expenses and disburse any funds of the Fund, which charges, expenses or disbursements are, in the opinion of the Trustee, necessary or incidental to or desirable for the carrying out of any of the purposes of the Fund or conducting the business of the Fund and are properly payable by the Fund including, without limitation, taxes or other governmental levies, brokerage commissions, security transfer taxes and other charges arising from the purchase and sale of securities by the Fund, accounting and valuation costs, audit and legal fees, the cost of preparing and submitting financial statements to Unitholders and the cost of preparing a prospectus and other disclosure documents and assessments of whatever kind or nature, imposed upon or against the Trustee in connection with the Fund or the property of the Fund or upon or against the property of the Fund or any part thereof and for any of the purposes herein;

(k) to accept subscriptions for Trust Units and to issue Trust Units in respect thereof;

(l)      to maintain books and records for the Fund;

(m) to employ, at the Fund's expense, such counsel, auditors, advisors, agents or other Persons as the Trustee may deem necessary from time to time for the purpose of discharging its duties hereunder;

(n) to delegate any of the powers and duties of the Trustee to the Manager and, with prior authorization of the Manager, to any Investment Advisor, agents, representatives, officers, employees, independent contractors or, other Person (including its Affiliates), all without liability to the Trustee;

(o) to determine upon the direction of the Manager all questions and matters of doubt which may arise in the course of the administration of the Fund or distribution of the Fund Property or upon the dissolution and termination of the Fund in accordance with the terms and conditions herein to the extent that such matters are not otherwise dealt with herein; and

(p) to do all other such acts and things as are incidental to the foregoing, and to exercise all powers which are necessary to carry out the provisions hereof and the duties of the Trustee prescribed herein.

The exercise of any one or more of the foregoing powers or any combination thereof in accordance with this Trust Agreement from time to time shall not be deemed to exhaust the rights of the Trustee to exercise such power or powers or combination of them thereafter from time to time.

6.3      Duties of the Trustee

         In addition to the duties of the Trustee set forth elsewhere herein, the Trustee shall have the following specific duties with respect to the Fund:

(a) to provide, or cause to be provided, certain day-to-day administration, including the processing, or arranging for the processing by the Transfer Agent, of redemptions and subscriptions;

(b) to maintain, or cause to be maintained, accounting and financial records and to provide, or cause to be provided, bookkeeping and other accounting services required by the Fund;

(c) to prepare and file, or cause to be prepared and filed, any tax returns required to be made or filed with any governmental authority;

(d) to provide the Manager with such financial information relating to the Fund as the Manager may reasonably require in a format as may be agreed by the Trustee and the Manager from time to time; and

(e) subject to the standard of care and applicable law, to comply with and implement any instruction or direction given by the Manager or an Investment Advisor pursuant to this Agreement or an Investment Advisory Agreement in the exercise of the rights and powers as the Manager or an Investment Advisor, as the case may be, hereunder or under the Management Agreement or an Investment Advisory Agreement.

6.4      Custodian of Assets

         The Trustee shall be the custodian of the Fund Property. The custodian may be granted the authority to appoint one or more sub-custodians provided that such appointment is made in accordance with NI 81-102 and all other applicable regulatory requirements. The custodian may register the securities or other Fund Property in its own name or in the names of its nominees, or in the name of any duly appointed sub-custodian or nominee of a sub-custodian or authorized depository, or maintain securities in bearer form. The custodian may be empowered to keep the securities or other Fund Property, wholly or partly, in its principal office or in any one or more of its branches in any province of Canada; or at the office of any duly appointed sub-custodian of the Fund Property; or to hold securities through the facilities of any depository or clearing agency which is duly authorized to operate a book-based system (including a transnational book-based system) in the jurisdiction in which such depository or clearing agency is located; all as the custodian may determine so long as the securities and other property of the Fund at all times are kept distinct from its own assets and those of its nominees and any other Person in the registers and other books of account kept by the custodian. A separate agreement may be entered into with respect to the duties and obligations of the Trustee in its capacity as custodian.

6.5      Subscription Proceeds

         The Trustee shall receive subscription proceeds in respect of the initial public offering of Trust Units of the Fund and hold the same in trust for the subscribers in accordance with a separate agreement to be entered into with respect thereto.

6.6      Dealing with Others and Self

         The Trustee is hereby expressly authorized from time to time in its sole discretion to appoint, employ, invest in, contract with or deal with any Person including itself, any of its Affiliates or any Person in which it may be directly or indirectly interested, whether on its own account or for the account of another (in a fiduciary capacity or otherwise) and, without limiting the generality of the foregoing, the Trustee may:

(a) purchase, hold, sell, invest in or otherwise deal with securities or other property of the same class and nature as may be held by the Fund, whether on the Trustee's own account or for the account of another (in a fiduciary capacity or otherwise);

(b) invest in the securities or other property of any Person with which the Trustee may be directly or indirectly associated, affiliated or interested; and

(c) use knowledge gained in its capacity as trustee hereunder in other capacities, provided that such use does not adversely affect the interests of the Fund, the Manager or the Investment Advisor, and provided further that the Trustee may not make use of any confidential information of the Fund, the Manager or the Investment Advisor, without being liable to account therefor and without being in breach of any trust established hereunder; provided, however, that notwithstanding the foregoing, the Trustee shall not utilize for its own benefit or for the benefit of its Affiliates or any Person other than the Fund, any information obtained in connection with the execution of its duties hereunder with respect to the Manager's or Investment Advisor's executed or proposed transactions or strategies for the Fund.

6.7      Trustee May Sell Assets to Meet Fund Obligations

         Notwithstanding any other provision of this Trust Agreement, the Trustee may dispose of any Fund Property, on such terms as the Trustee may in its sole discretion determine, for the purpose of paying any obligations imposed on the Fund or for repaying any loan authorized hereby. If the Trustee makes any disposition of Fund Property pursuant to this Section 6.6, the Trustee shall give prompt notice thereof to the Manager.

                   ARTICLE 7 - POWERS AND DUTIES OF MANAGER

7.1      Powers of Manager

         The Trustee shall appoint or retain the Manager to manage the business and affairs of the Trust on such terms and conditions as the Trustee shall determine. Except as otherwise provided herein or as expressly prohibited by law, the Trustee may grant or delegate to the Manager such authority as the Trustee may in its sole discretion deem necessary or desirable to effect the actual administration of the duties of the Trustee under this Trust Agreement, without regard to whether such authority is normally granted or delegated by trustees. The Trustee may grant broad discretion to the Manager to, among other things, administer and manage the day-to-day operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trust and to make decisions which conform to general policies and general principles set forth herein or established by the Trustee. The Manager shall have the powers and duties expressly provided for herein and in the Management Agreement, including the power to further delegate administration of the Trust (including to an Investment Advisor), where in the discretion of the Manager, it would be in the best interests of the Trust and the Unitholders to do so. For greater certainty, it is hereby confirmed that the Trustee shall have no responsibility for the investment management of the Fund Property or for any investment decisions (including responsibility for ensuring compliance with Sections 2.5 and 2.6) save and except for carrying out the instructions given to it pursuant to the Management Agreement.

7.2      Rights and Duties of Manager

         In addition to the rights and duties set forth herein, the Manager shall have the rights and perform the duties set forth in the Management Agreement.

7.3      Successor Manager

         The appointment of the Manager may be terminated and the Manager may resign in accordance with the provisions of the Management Agreement. Upon such resignation or termination, the Trustee shall promptly appoint a successor manager to carry out the activities of the Manager. The successor manager shall be the Manager for all purposes of this Trust Agreement and the Manager covenants and agrees to execute and deliver all such documents as may be necessary or desirable in connection with such appointment.

                  ARTICLE 8 - FEES, COMPENSATION AND EXPENSES

8.1      Trustee's Fee

         For all of the services provided by the Trustee under this Trust Agreement, the Trustee shall receive fees which shall be paid from the Fund Property. The amount of such fees shall be agreed to in writing by the Manager and the Trustee from time to time. The Trustee shall receive no other compensation for its services as trustee, custodian or otherwise under this Trust Agreement, but nothing herein shall prevent the Trustee from receiving additional compensation in connection with additional services not provided for herein that may be performed by the Trustee, including services performed for and dealings with the Fund by the Trustee other than in the capacity of trustee of the Fund.

8.2      Manager's Fee

         The Fund shall pay to the Manager such fees as are payable to the Manager under the Management Agreement.

8.3      Expenses

         Except as otherwise provided herein or in the Management Agreement, all expenses incurred in the operation and administration of the Fund shall be paid from the Fund Property, including the following:

(a)      fees and expenses payable to the Trustee for acting as trustee;

(b)      fees and expenses payable to the custodian of the assets of the Fund;

(c)      fees and expenses payable to the Transfer Agent of the Fund;

(d)      banking fees and interest with respect to the Loan Facility;

(e) fees and expenses payable to the Auditors and legal advisors of the Fund;

(f)      regulatory filing, stock exchange and licensing fees;

(g)      expenses incurred upon termination of the Fund;

(h) all expenses associated with the issue, sale and distribution of Fund Securities including commissions and out of pocket expenses payable to the agents or underwriters or others in connection with the offering of Fund Securities;

(i) commissions, brokerage fees and other fees relating to the implementation of transactions for the Portfolio;

(j)      any taxes payable by the Fund or to which the Fund may be subject;

(k) any expenses of insurance and costs of all suits or legal proceedings in connection with the Fund or the Fund Property or to protect the Unitholders, the Trustee, the Manager, any Investment Advisor and the directors, officers, employees or agents of the Trustee, the Manager and any Investment Advisor;

(l) any expenses of indemnification of the Trustee, the Unitholders, the Manager or any Investment Advisor, or their respective directors, officers, employees or agents to the extent permitted hereunder or under the Trust Agreement or any Investment Advisory Agreement;

(m) expenses relating to the preparation, printing and mailing of information, including periodic reports, to Unitholders and holders of other Fund Securities and relating to meetings of Unitholders and holders of other Fund Securities; and

(n) legal, accounting and audit fees of the Trustee, custodian, Manager and any Investment Advisor which are incurred in respect of the Fund's activities.

             ARTICLE 9 - LIABILITY AND INDEMNIFICATION OF TRUSTEE

9.1      Standard of Care

         The Trustee shall exercise its powers and discharge its duties hereunder honestly and in good faith, with a view to the best interests of Unitholders, and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent trustee would exercise in comparable circumstances.

9.2      Reliance

         The Trustee may rely and act upon any statement, report or opinion prepared by, or any advice received from, the Auditors, solicitors or other professional advisors of the Fund, and, provided the Trustee exercises reasonable care in selecting such advisors or such advisors are selected by the Manager, the Trustee shall not be responsible or held liable for any loss or damage resulting from so relying or acting if the advice was within the area of professional competence of the Person from whom it was received and the Trustee acted in good faith in relying thereon.

         The Trustee shall in no way be responsible for, nor incur any liability based on, acting or failing to act pursuant to or in reliance on instructions of the Manager (if the Manager is not the Trustee) or, if applicable, an Investment Advisor, so long as the Trustee acted in good faith in following such instructions and the authority to provide such instructions was within the scope of the Manager's or, if applicable, an Investment Advisor's powers hereunder. The Trustee shall in no way be responsible for, nor incur any liability for, not acting if the Manager or, if applicable, an Investment Advisor, does not provide instructions and the Manager or, if applicable, an Investment Advisor, is required hereunder to provide such instructions.

         Subject to Section 9.1, the Trustee may act and rely, and shall be fully protected in acting and relying upon in good faith, any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, facsimile transmission or other paper document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties.

9.3      General Disclaimer of Liability

         The Trustee shall not be liable to the Fund or to any Unitholder for any loss or damage relating to its carrying out its duties as trustee under this Trust Agreement, including any loss or diminution in the value of the Fund Property, except to the extent that the Trustee has failed to meet the standard of care set forth in Section 9.1 or otherwise failed to comply with its obligations under this Trust Agreement.

9.4      Indemnification of Trustee

         The Trustee, its directors, officers, employees and agents shall be indemnified and saved harmless out of the Fund Property from and against:

(a) all claims whatsoever (including costs, charges, expenses and liabilities in connection therewith) brought, commenced or prosecuted against them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of its duties as Trustee of the Fund; and

(b) all other reasonable costs, charges, expenses and liabilities that it sustains or incurs in or about or in relation to the affairs of the Fund,

other than any such claims, costs, charges, expenses and liabilities resulting from the Trustee's negligence, wilful misconduct or lack of good faith, its failure to fulfil its obligations hereunder or the failure to meet the standard of care set forth in Section 9.1.

         The Trustee shall not be required to expend or risk its own funds in fulfilling its obligations hereunder.

9.5      Trustee Not Liable for Taxes, etc.

         The Trustee shall not be liable for any taxes, assessments or other governmental charges levied with respect to the Fund or the Trust Units or upon the Fund Property or any part thereof, or upon the income thereof or any interest of any Unitholder therein or thereunder except to the extent the same is properly payable from the Fund Property. If the Trustee at any time shall make any disbursements from the Trustee's own property for any such tax, assessment or other governmental charge which is payable from the Fund Property, the Trustee shall be entitled to be reimbursed therefor out of the Fund Property.

9.6      Trustee May Seek Directions

         If the Trustee, acting reasonably, shall be uncertain concerning its duties or rights hereunder or shall have received instructions, directions, claims or demands which in its opinion are in conflict with any of the provisions of this Trust Agreement, or if the Trustee shall have requested a consent, receipt or notice from any party and such consent, receipt or other notice has not been received, the Trustee, after giving notice of its intention to do so to the Manager, shall be entitled to seek directions of a court of competent jurisdiction and it shall have no duty to act in such circumstances until the issue has resolved.

                  ARTICLE 10 - LIABILITY AND INDEMNIFICATION
                       OF MANAGER AND INVESTMENT ADVISORS

10.1      Standard of Care

         The Manager shall exercise its powers and discharge its duties hereunder honestly, in good faith and in the best interests of Unitholders and in connection therewith shall exercise the degree of care, diligence and skill that a reasonably prudent manager would exercise in comparable circumstances.

10.2     Limitation of Liability

         So long as the Manager has complied with the standard of care set forth in Section 10.1 and has not otherwise failed to comply with its obligations under this Trust Agreement, the Manager shall not be liable to the Trustee, the Fund, any Unitholder, or any other Person for any loss or damage relating to any matter regarding the Fund, including any loss or diminution in the value of the Fund Property. The Manager may employ or engage, and rely and act on information or advice received from, Investment Advisors, dealers, distributors, brokers, depositories, custodians, electronic data processors, advisors, lawyers, accountants and others and, provided the Manager exercised reasonable care in selecting such Persons or such Persons were selected by the Trustee, shall not be responsible or liable for any loss or damage resulting from so relying or acting if the advice was within the area of professional competence of the Person from whom it was received, and the Manager acted in good faith in relying thereon.

10.3     Indemnification of Manager

         The Manager and its officers, directors, employees and agents shall be indemnified and saved harmless by the Fund out of the Fund Property from and against:

(a) all claims whatsoever (including costs, charges, expenses and liabilities in connection therewith) brought, commenced or prosecuted against them for or in respect of any act, deed, matter or thing whatsoever made, done, acquiesced in or omitted in or about or in relation to the execution of the duties of the Manager as herein provided; and

(b) all other reasonable costs, charges, expenses and liabilities that they sustain or incur in respect of the affairs of the Fund;

other than any such claims, costs, charges, expenses and liabilities resulting from wilful misconduct, bad faith, negligence, a breach of the obligations of the Manager hereunder or the failure by the Manager to meet the standard of care set forth in Section 10.1.

         If any claim contemplated in this Section 10.3 shall be asserted against a person or company entitled to indemnification hereunder (an "Indemnified Person") the Indemnified Person shall notify the Trustee as soon as possible of the nature of such claim and the Trustee shall be entitled (but not required) to assume the defence of any suit brought to enforce such claim, provided, however, that the defence shall be through legal counsel acceptable to the Indemnified Person and that no settlement may be made by the Indemnified Person without the prior written consent of the Trustee. If the Trustee does not assume such defence, the Manager may do so. The fees and expenses of legal counsel (whether the defence is assumed by the Trustee or the Manager) shall be paid from the Fund Property as provided in this Section 8.3, but shall be reimbursed to the Fund if the Manager is not entitled to indemnity in respect thereof pursuant to this Article 10.

         The Indemnified Person shall have the right to employ separate counsel in any proceeding described above and participate in the defence thereof but the fees and expenses of such counsel shall be at the expense of the Indemnified Person unless: (i) the employment of such counsel has been authorized by the Trustee; or (ii) the named parties to any such proceeding include the Trustee and the Indemnified Person and representation of the parties by the same counsel would be inappropriate due to actual or potential differing interests between them, in which event the fees and expenses of such counsel shall be paid from the Fund Property as provided in this Section 10.3, but shall be reimbursed to the Fund if the Indemnified Person is not entitled to indemnity in respect thereof pursuant to this Article 10.

10.4     Manager Not Liable for Taxes, etc.

         The Manager shall not be liable for any taxes, assessments or other governmental charges levied with respect to the Fund or the Trust Units or upon the Fund Property or any part thereof or upon the income thereof or any interest of the Trustee or of any Unitholder therein or thereunder. If the Manager at any time shall make any disbursements for any such tax, assessment or other governmental charge in respect of the Fund, the Manager shall be entitled to be reimbursed therefor out of the Fund Property.

                        ARTICLE 11 - CHANGE OF TRUSTEE

11.1     Resignation of Trustee

         The Trustee may resign as trustee of the Fund by giving notice in writing to Unitholders not less than 60 days prior to the date when such resignation is to take effect. No such resignation shall be effective until the appointment of, and acceptance of such appointment by, a new trustee in the place of the resigning Trustee.

11.2     Removal of Trustee

         The Trustee may be removed as trustee of the Fund at any time by Extraordinary Resolution passed at a meeting of Unitholders called for such purpose or by the Manager upon the occurrence of a Termination Event in respect of the Trustee. The removal of the Trustee under this Section 11.2 shall not be effective until the appointment of, and acceptance of such appointment by, a new trustee in the place of the Trustee to be removed.

11.3     Appointment of Successor Trustee

         If the Trustee resigns or is removed as trustee of the Fund, or the Trustee becomes incapable of acting, or if for any other reason a vacancy occurs in the office of Trustee, a successor Trustee may forthwith be appointed by the Manager to fill such vacancy and, notwithstanding Section 16.3, such appointment need not be approved by Unitholders unless the Trustee has been removed by Unitholders in which case the Manager shall forthwith after making such appointment, call a meeting of Unitholders for such purpose. Forthwith following such appointment of a successor Trustee, the former Trustee shall account to the new Trustee for all Fund Property which the former Trustee holds as trustee, and shall execute and deliver such documents as the new Trustee may require for the conveyance of any Fund Property held in the Trustee's name.

         If the Manager fails to appoint a successor Trustee within 60 days or such appointment is not approved by the Unitholders as aforesaid and the Manager fails within 60 days to appoint another successor, the Trustee, the Manager or any Unitholder may apply to a court of competent jurisdiction for the appointment of a successor Trustee. The appointment of such successor by such court shall not require the approval of Unitholders.

11.4     Qualifications of Trustee

         The Trustee shall be a corporation incorporated under the laws of Canada or of a province thereof. Such corporation must at all times when it is the Trustee or permitted by law to act as a trustee, be registered under the laws of Ontario to carry on the business of a trust company, and must have undertaken in writing to discharge all of the obligations and responsibilities of the Trustee hereunder.

11.5     Successor Trustees

         Any successor Trustee, by accepting appointment as such, shall automatically be bound by the terms hereof as if the successor Trustee had been an original signatory hereto, provided that such successor Trustee shall not be responsible or liable for any act or omission of the prior Trustee preceding its appointment as successor Trustee. Any company into which the Trustee may be merged or with which it may be consolidated or amalgamated or any company resulting from any merger, consolidation or amalgamation to which the Trustee shall be a party, shall be the successor Trustee under this Trust Agreement, without the execution of any instrument or father act.

        ARTICLE 12 - BOOK-ENTRY SYSTEM; CERTIFICATES, REGISTRATION AND
                               TRANSFER OF UNITS

12.1     Book-Entry Certificate

         Unless the Trustee otherwise determines and except for the Initial Trust Unit, registration of interests in and transfers of the Trust Units will be made through the Book-Entry Only System. The Trustee shall request that the Transfer Agent register such Book-Entry Only Trust Units in the name of CDS or its nominee in such denominations as the Fund may specify. A global Trust Unit Certificate or Certificates representing such Book-Entry Only Trust Units registered in the name of CDS or its nominee and authenticated by the Trustee will be held by CDS. No Beneficial Holder will receive definitive Trust Unit Certificate(s) representing such Beneficial Holder's interest in the Book-Entry Only Trust Units except as provided in Section 12.4. Unless and until definitive Trust Unit Certificates have been issued to the Beneficial Holders pursuant to Section 12.4:

(a) the Fund and the Trustee may deal with CDS for all purposes (including the making of distributions on the Book-Entry Only Trust Units) as the sole holder of the Book-Entry Only Trust Units and the authorized representative of the Beneficial Holders;

(b) the rights of the Beneficial Holders shall be exercised only through CDS and shall be limited to those established by law and agreements between such Beneficial Holders and CDS or CDS Participants;

(c) CDS will make book-entry transfers among CDS Participants and receive and transmit distributions on the Book-Entry Only Trust Units to such CDS Participants; and

(d) whenever this Trust Agreement requires or permits actions to be taken based upon instructions or directions of Unitholders evidencing a specified percentage of the outstanding Trust Units, CDS shall be deemed to be counted in that percentage only to the extent that it has received instructions to such effect from the Beneficial Holders or CDS Participants and has delivered such instructions to the Trustee.

12.2     Notice to Clearing Agency

         Whenever a notice or other communication is required to be provided to Unitholders, unless and until definitive Trust Unit Certificate(s) have been issued to Beneficial Holders pursuant to Section 12.4, the Trustee shall provide all such notices and communications to CDS and CDS shall deliver such notices and communications to the Beneficial Holders in accordance with the Securities Act (Ontario) and other applicable securities laws (including national policies or instruments).

12.3     Liability

         Subject to compliance with the provisions of Section 12.1, neither the Fund nor the Trustee shall have any responsibility or liability for any aspect of the records relating to or payments made by CDS to or for the benefit of Beneficial Holders on account of their beneficial interest in any Book-Entry Only Trust Units.

12.4     Definitive Certificates

         If:

(a) CDS advises the Fund that it is no longer willing or able to discharge properly its responsibilities as depository with respect to the Book-Entry Only Trust Units and the Fund is unable to locate a qualified successor; or

(b) the Trustee, upon the recommendation of the Manager, advises CDS in writing that it has elected to terminate its participation in the Book-Entry Only System in respect of the Trust Units;

the Trustee shall so notify CDS and request that CDS notify all Beneficial Holders of the occurrence of any such event and of the availability to Beneficial Holders of definitive Trust Unit Certificate(s). As soon as is reasonably practicable thereafter, upon the surrender by CDS to the Trustee of the global Trust Unit certificate or certificates representing the Book-Entry Only Trust Units, the Fund shall execute and the Trustee shall certify and issue through CDS definitive Trust Unit Certificate(s) in a form adopted by the Trustee and prepared in compliance with all applicable laws to the same extent as if the Fund were an OBCA Corporation, register such Trust Unit Certificates in the names of such Persons as CDS may direct and deliver such Trust Unit Certificates in accordance with the instructions of CDS, all based on instructions received by CDS from the Beneficial Holders, and cause the names of such Persons as CDS has instructed to be entered on the register. Neither the Fund nor the Trustee shall be liable for any delay in delivery of such instructions. Upon the issuance of definitive Trust Unit Certificate(s), the Trustee shall recognize the registered holders of the definitive Trust Unit Certificate(s) as holders of Trust Units.

12.5     Nature of Trust Unit Certificates

         The provisions of this Article 12 shall not in any way alter the nature of the Trust Units or the relationships of a Unitholder to the Trustee and of one Unitholder to another but are intended only to facilitate the issuance of certificates evidencing the ownership of Trust Units if desirable to issue them to Trust Unitholders and the recording of all transactions in respect of Trust Units and Trust Unit Certificates whether by the Fund, securities dealers, stock exchanges, Transfer Agents or other persons.

12.6     Certificates

         Subject to the provisions of Section 12.1, every Unitholder or his duly authorized agent is entitled to a Trust Unit Certificate bearing an identifying serial number in respect of the Trust Units held by him, signed in the manner hereinafter prescribed, but the Trustee is not bound to issue more than one Trust Unit Certificate in respect of a Trust Unit or Trust Units held jointly or in common by two or more Persons and delivery of a Trust Unit Certificate to one of them shall be sufficient delivery to all.

12.7     Certificate Fee

         The Trustee may establish a reasonable fee to be charged for every Trust Unit Certificate issued, and the fee shall be paid by the Trust.

12.8     Form of Certificates

(a) The Trust Unit Certificate shall be in such form as is from time to time authorized by the Trustee.

(b) If issued, Trust Unit Certificates are issuable only in fully registered form.

(c) Each Trust Unit Certificate shall be signed on behalf of the Trustee and, subject to Section 12.10, the Transfer Agent. The signature of the Trustee required to appear on the certificate may be printed, lithographed or otherwise mechanically reproduced thereon and, in such event, certificates so signed are as valid as if they had been signed manually.

12.9     Register of Unitholders

         A register shall be kept by, or on behalf and under the direction of, the Trustee, which register shall contain the names and addresses of the Unitholders, the respective numbers of Trust Units held by them, the certificate numbers of the Trust Unit Certificates representing such Trust Units and a record of all transfers and redemptions thereof. Subject to the provisions of Sections 12.1 to 12.4, only Unitholders whose Trust Units are so recorded shall be entitled to receive distributions and to exercise or enjoy the rights of Unitholders hereunder. The Person registered as a Unitholder on the register of the Fund shall be treated as the owner of such Trust Unit for all purposes, including without limitation payment of any distribution, giving notice to Unitholders and determining the right to attend and vote at meetings of Unitholders. Accordingly, neither the Trustee nor the Manager shall be bound to recognize any transfer or attempted transfer, pledge or other disposition of a Trust Unit, or any equitable or other claim with respect thereto, whether or not the Fund, the Trustee or the Manager shall have actual or other notice thereof, until such Trust Unit shall have been transferred on the register of the Fund as herein provided. Notwithstanding the foregoing, in the event Trust Units are issued as Book-Entry Only Trust Units, the provisions of Sections
12.1 to 12.4 shall apply.

12.10    Transfer Agents and Registrars

         In pursuance of its power to engage the services of consultants and agents, the Trustee may appoint itself or one of its affiliates and/or one or more chartered banks or banking institutions or trust companies to act as Transfer Agents for the Trust Units (which may be but need not be the Trustee or the same chartered bank or banking institution or trust company) and may provide for the transfer of Trust Units of the Fund in one or more places within or outside Canada (provided that if such appointments are made there shall be a transfer agent and registrar within the Province of Ontario). The Trustee may enter into agency agreements with such Transfer Agents and may pay their compensation out of the Fund Property. In the event of such appointment, such Transfer Agents shall keep all necessary registers and other books (which may be kept on a computer or similar device) for recording original issues and registering and transferring the Trust Units of the Trust. If the Trustee has appointed a Transfer Agent, no Trust Unit Certificate shall be valid unless countersigned by or on behalf of a Transfer Agent. Except as required by this Trust Agreement, or by the Trustee, such Transfer Agents shall perform those functions and duties usually performed by Transfer Agents of shares of corporations having share capital. In the case of an original issue of Trust Units, any Transfer Agent may rely and act upon the written instruction of the Trustee without inquiry into the receipt by the Fund of, or the sufficiency of, the consideration for such original issue.

12.11    Blank Certificates

         In accordance with the usual custom of corporations with share capital which have a transfer agent, signed Trust Unit Certificates in blank may be deposited by the Trustee with any transfer agent of the Trust, to be used by the transfer agent in accordance with the authority, conferred upon it as occasion may require, and in so doing neither the Trustee nor other signatory of such Trust Unit Certificates shall be responsible for any loss resulting from such deposit.

12.12    Transfer of Trust Units

(a) Subject to Section 3.4, Trust Units shall be, for all purposes of the Fund and this Trust Agreement, personal and moveable property, and shall be transferable at any time and from time to time by endorsement and delivery of the Trust Unit Certificates in the same manner and subject to the same provisions and conditions, so near as may be, as are applicable to transfers of shares of OBCA Corporations. Transfers shall be recorded on the register of Unitholders and a new Trust Unit Certificate for the Trust Units so transferred shall be issued to the transferee, and in case of a transfer of only part of the Trust Units represented by any Trust Unit Certificate, a new Trust Unit Certificate for the residue thereof shall be issued to the transferor. If Trust Units are issued as Book-Entry Only Trust Units, the provisions of Sections 12.1 to 12.4 apply.

(b) The Trustee shall not impose any restriction on the transfer of Trust Units except pursuant to Section 3.4 unless such restriction is necessary, in the opinion of counsel to the Fund: (i) as a condition of obtaining or maintaining the status of the Fund as a "unit trust" or "mutual fund trust" under the Tax Act; (ii) in order to comply with any applicable laws, regulations or other requirements imposed by regulatory authorities; or (iii) in order to obtain, maintain or renew any licences, rights, status or powers pursuant to any other applicable laws, regulations or other requirements imposed by any stock exchange or other applicable regulatory authorities. If any such restriction is or becomes necessary, the Trustee shall have the power to restrict the transfer of Trust Units on the books of the Fund without liability to Unitholders or others who are thereby restricted from making a transfer.

(c) The Trustee may require any Unitholder, upon demand from time to time, to disclose to the Trustee in writing such information with respect to direct and indirect ownership of Trust Units as the Trustee may deem necessary to comply with any of the foregoing.

(d) Trust Unit Certificates representing any number of Trust Units may be exchanged without charge for Trust Unit Certificates representing an equivalent number of Trust Units in the aggregate. Any exchange of Trust Unit Certificates may be made at the offices of the Fund or any Transfer Agent appointed by the Trustee where registers are maintained for Trust Unit Certificates pursuant to the provisions of this Article
         12. Any Trust Unit Certificates tendered for exchange shall be surrendered to the Trustee or appropriate Transfer Agent and then shall be cancelled.

12.13    Successors in Interest of Unitholders

         Any Person becoming entitled to any Trust Units as a consequence of the death, bankruptcy or incompetence of any Unitholder, or otherwise by operation of law, shall be recorded as the holder of such Trust Units and shall receive a new Trust Unit Certificate (if Trust Unit Certificates are being issued) therefor upon production of evidence thereof satisfactory to the Trustee and delivery of the existing Trust Unit Certificate to the Trustee or a Transfer Agent. Until such record is made, the Unitholder of record shall continue to be and be deemed to be the holder of such Trust Units for all purposes, whether or not the Fund, the Trustee, the Manager, or a Transfer Agent shall have actual or other notice of such death, bankruptcy, incompetence or other event.

12.14    Trust Units Held Jointly or in Fiduciary Capacity

         The Fund may treat two or more Persons holding any Trust Unit as joint owners of the entire interest therein unless their ownership is expressly otherwise recorded on the register of the Fund, but no entry shall be made in the register or on any Trust Unit Certificate that any Person is in any other manner entitled to any future, limited or contingent interest in any Trust Unit; provided, however, that any Person recorded as a holder of any Trust Unit may, subject to the provisions herein contained, be described in the register or on any certificate as a fiduciary of any kind and any customary words may be added to the description of the holder to identify the nature of such fiduciary relationship.

12.15    Performance of Trusts

         The Trustee, the Manager, the Unitholders, any Transfer Agent or other agent of the Fund or the Trustee shall not be bound to see to the performance of any trust, express, implied or constructive, or of any charge, pledge or equity to which any of the Trust Units or any interests therein are or may be subject, or to ascertain or inquire whether any sale or transfer of any such Trust Units or interests therein by any such Unitholder or his personal representatives is authorized by such trust, charge, pledge or equity, or to recognize any Person as having any interest therein, except for the Person recorded as Unitholder.

12.16    Lost Certificates

         In the event that Trust Unit Certificates are issued and any Trust Unit Certificate is lost, stolen, destroyed or mutilated, the Trustee may authorize the issuance of a new Trust Unit Certificate for the same number of Trust Units in lieu thereof. The Trustee may in its discretion, before the issuance of such new Trust Unit Certificate, require the owner of the lost, stolen, destroyed or mutilated Trust Unit Certificate, or the legal representative of the owner, to make such affidavit or statutory declaration setting forth such facts as to the loss, theft, destruction or mutilation as the Trustee deems necessary and may require the applicant to supply to the Fund a "lost certificate" or similar bond in such reasonable amount as the Trustee directs, indemnifying the Trustee, the Manager and the Transfer Agents for so doing. The Trustee shall have the power to acquire from an insurer or insurers a blanket lost security bond or bonds in respect of the replacement of lost, stolen, destroyed or mutilated Trust Unit Certificates. The Fund shall pay all premiums and other sums of money payable for such purpose out of the Fund Property with such contribution, if any, by those insured as may be determined by the Trustee. If such blanket lost security bond is acquired, the Trustee may authorize and direct (upon such terms and conditions as the Trustee may from time to time impose) any Transfer Agent, trustee, paying agent or others to whom the indemnity of such bond extends to take such action to replace lost, stolen, destroyed or mutilated Trust Unit Certificates without further action or approval by the Trustee. The Trustee shall be entitled to charge a reasonable fee to Unitholders for the replacement of lost Trust Unit Certificates.

12.17    Death of Unitholders

         The death of a Unitholder during the continuance of the Fund shall not terminate the Fund or any of the mutual or respective rights and obligations created by or arising under this Trust Agreement or give such Unitholder's legal representatives a right to an accounting or to take any action in the courts or otherwise against other Unitholders or the Trustee, the Manager, or the Fund Property, but shall only entitle the legal representatives of the deceased Unitholder to demand and receive, pursuant to the provisions of
Section 12.13 hereof, a new Trust Unit Certificate in place of the Trust Unit Certificate held by the deceased Unitholder, and upon the acceptance thereof such legal representatives shall succeed to all rights of the deceased Unitholder under this Trust Agreement.

12.18    Unclaimed Distributions

         In the event that the Trustee holds any distributable amounts which are unclaimed or which cannot be paid for any reason, neither the Trustee nor its distribution disbursing agent shall be under any obligation to invest or reinvest the same but shall only be obligated to hold the same in a current or other non-interest bearing account with a chartered bank or trust company, pending payment to the Person or Persons entitled thereto. The Trustee shall, as and when required by law, and may at any time prior to such required time, pay all or part of the distributable amounts so held to the public trustee (or other similar government official or agency) whose receipt shall be a good acquittance and discharge of the obligations of the Trustee.

12.19    Notice to Unitholders of Non-Eligibility for Deferred Income Plans

         If the Trustee becomes aware that the Trust Units have ceased to be qualified investments for registered retirement savings plans, registered retirement income funds, deferred profit sharing plans and registered education savings plans (all within the meaning of the Tax Act) or any of such plans, the Trustee shall give notice to Unitholders at their latest address as shown on the register of Unitholders that Trust Units have ceased to be qualified investments for such plans. The Trustee shall not be liable to the Fund or to any Unitholder for any costs, expenses, charges, penalties or taxes imposed upon a Unitholder as a result of or by virtue of a Trust Unit not being a qualified investment for any such plan, notwithstanding any failure or omission of the Trustee to have given such notice, provided the Trustee has complied with Section 3.5.

12.20    Declaration as to Beneficial Owner

         The Trustee may require any Unitholder as shown on the register of Unitholders to provide a declaration, in form prescribed by the Trustee, as to the beneficial owner of Trust Units registered in such Unitholder's name and as to the jurisdiction in which such beneficial owner is resident.

12.21    Rights to Inspect Register

         The register of Unitholders shall be made available, without charge, for inspection at all reasonable times by the Manager, Unitholders and creditors of the Fund or their duly authorized representatives. The Manager may at any time obtain a copy of the register. In addition, Unitholders and creditors of the Fund may obtain a copy of the information contained in the register of Unitholders by mail on written request, within a reasonable period of time from the date of receipt of such request, subject to the Unitholder or creditor:

(a) agreeing, in writing, that the information contained in the register will not be used by the Person obtaining the information except in connection with:

         (i)      an effort to influence the voting of Unitholders;

         (ii)     an offer to acquire Trust Units or other Fund Securities; or

         (iii)    any other matter relating to the affairs of the Fund; and

(b) paying a fee in an amount not exceeding the reasonable cost to the Fund of providing the information.

                          ARTICLE 13 - DISTRIBUTIONS

13.1     Distributions of Capital Gains and Income

         At least 25% of the Net Capital Gains, if any, arising from any sales of the Fund's investments during any calendar year and at least 50% of the Fund's Net Income, if any, earned during any calendar year will be payable by the Fund effective December 31 of such calendar year to the Unitholders of record on December 31 of such calendar year. Such amounts payable will be paid by way of cash distribution on or prior to January 31 of the next year.

13.2     Additional Distributions

(a) On December 31 of each taxation year of the Fund (an "Additional Distribution Date"), an amount equal to the Additional Distributable Amount shall be payable to the Unitholders of record as at the close of business on December 31 of such year and will be paid by way of distribution on or before January 31 of the next year. Subject to
         Section 13.2(c) and compliance with applicable securities laws and the requirements of other regulatory authorities, such distributions shall automatically be reinvested in additional Trust Units having a value equal to the Additional Distributable Amount unless a Unitholder requests, during the month of November, that the portion of the Additional Distributable Amount payable to it in respect of the current year be paid in cash. For the purposes of this Section 13.2, the value of the additional Trust Units to be issued shall be determined using the closing trading price (or if there was no trade, the average of the last bid and the last ask prices) of the Trust Units on such Additional Distribution Date (or, if such Additional Distribution Date is not a business day, on the last business day preceding the Additional Distribution Date) on the principal stock exchange where the Trust Units are listed or, if not so listed, such other value as the Trustee shall determine.

(b) Notwithstanding anything herein contained, the Fund shall in no case be required to issue fractional Trust Units upon such reinvestment. If any fractional interest in a Trust Unit would otherwise be issuable, the Trust shall adjust such fractional interest by paying to the Unitholder an amount in cash equal (to the nearest cent) to the appropriate fraction of the value of a Trust Unit as determined above.

(c) Distributions payable under Section 13.2(a) to Unitholders who are not residents of Canada will be paid in cash.

13.3     Other Distributions to Unitholders

         The Fund may, also, in the discretion of the Manager, return additional capital at any time in addition to the distributions contemplated by Sections 13.1 and 13.2 if it is considers such additional distribution(s) appropriate.

13.4     Tax Designations

         In accordance with and to the extent permitted by the Tax Act, the Fund, in each year (i) shall make designations in respect of amounts paid or payable to Unitholders, including designations relating to taxable dividends received by the Fund in the year on shares of taxable Canadian corporations, net capital gains realized by the Fund in the year and foreign source income received by the Fund in the year; and (ii) shall make designations in respect of amounts that would thereby be deemed to have become payable to Unitholders under subsection 104(29) of the Tax Act or otherwise.

13.5     Payment of Distributions

         All distributions payable to a Unitholder, less any amount required to be withheld therefrom under applicable law, shall be paid in Canadian funds by the mailing or delivery of a cheque to CDS, so long as the Trust Units are registered only in CDS's book-based system, or otherwise to the Unitholder at his or her last address as shown in the record of Unitholders, or in such other manner as the Trustee determines. Any payment so made shall, unless a cheque is not honoured on presentation, discharge the Fund and the Trustee from all liability to the Unitholder in respect of the amount thereof plus any amount required by law to be withheld.

13.6 Additional Distributions, Designations and Determinations of Amounts for Tax Purposes

         The Trustee shall, on such date or dates and in such manner as the Manager directs, make such additional distributions of monies or properties of the Fund and make such designations, determinations and allocations for tax purposes of amounts or portions of amounts which it has received, paid, declared payable or allocated to Unitholders and of expenses incurred by the Fund and of tax deductions to which the Fund may be entitled as the Manager may direct.

13.7     Enforcement of Payment

         Notwithstanding any other provision of this Article 13, a Unitholder shall be entitled on a date on which a distribution is payable pursuant to this
Article 13 to enforce payment of the amount payable to and not yet received by the Unitholder.

13.8     Withholding Tax

         The Trustee shall deduct or withhold from distributions payable to any Unitholders all amounts required by law to be withheld from such distribution.

                ARTICLE 14 - REPORTS AND EXECUTION OF DOCUMENTS

14.1     Reports to Unitholders

         Within 90 days after the end of each taxation year of the Fund (or such shorter time as may be required by the Tax Act), the Trustee or, if applicable, the Transfer Agent shall provide to CDS for delivery to CDS Participants all forms required under the Tax Act with respect to amounts paid or payable by the Fund to the Unitholder in the taxation year. In addition, the Trustee shall send or arrange to have sent by the Transfer Agent to each Unitholder reports containing such information and at such time as the Manager may reasonably determine or as may be required under applicable law or policies of applicable securities regulatory authorities, including unaudited semi-annual financial statements and audited annual financial statements. No Unitholder shall be entitled to any other accounting with respect to the Fund or his holding of Trust Units, except as may be required by applicable laws, regulations or governmental policies.

14.2     Material to be Furnished to Manager

         The Trustee will cause to be furnished to the Manager from time to time, in addition to any other documents required to be furnished hereunder:

(a) a certificate specifying the Persons, other than the Manager and its designees, authorized to give approvals, consents or directions on behalf of the Trustee, including specimen signatures of such Persons;

(b)      copies of records maintained by the Trustee and the Transfer Agent;

(c) monthly reports as agreed by the Trustee and Manager from time to time; and

(d) such other information and documents as the Manager may reasonably request.

14.3     Execution of Documents

         The Trustee shall have authority to sign on behalf of the Fund all documents and any documents so signed shall be binding upon the Fund without any further authorization or formality. The Trustee shall have power from time to time to appoint any Person or Persons on behalf of the Fund, including the Manager, either to sign documents generally, or to sign specific documents and any such appointment may be contained in the Management Agreement or elsewhere. The Trustee hereby appoints and delegates authority to the Manager to sign on behalf of the Fund all documents as may be necessary or desirable in connection with the issue, sale and distribution of Fund Securities, including certificates to be included in prospectuses.

14.4     Execution of Documents by Manager and Investment Advisor

         Any approval, consent, direction, order or request required or permitted by this Trust Agreement to be given or made by the Manager or an Investment Advisor shall (except where otherwise expressly provided herein) be sufficiently given or made if expressed in writing signed in the name of the Manager or such Investment Advisor by one of its duly authorized representatives, as the same may be designated from time to time by the Manager or such Investment Advisor in writing. The Manager and any Investment Advisor shall furnish the Trustee with a certificate specifying the Persons authorized to give such approvals, consents, directions, orders or requests on behalf of the Manager or such Investment Advisor, including specimen signatures of authorized individuals, and shall furnish replacement certificates as necessary from time to time.

                             ARTICLE 15 - AUDITORS

15.1     Qualifications of Auditors

         The Auditors shall be a firm of chartered accountants qualified to practise in the Province of Ontario.

15.2     Appointment of Auditors

         The Manager hereby appoints Arthur Andersen LLP, Chartered Accountants, as the initial auditors of the Fund, to hold office at such remuneration as may be agreed upon by the Manager.

15.3     Reports of Auditors

         The Auditors shall audit the accounts of the Fund at least once in each year, shall make a report to the Trustee and the Unitholders on the annual financial statements of the Fund and fulfil such other responsibilities as they may properly be called upon to assume.

15.4     Access to Records

         The Auditors shall have access to all records relating to the affairs of the Fund including the relevant records of the Manager, any Investment Advisor, the Trustee, any custodian and the Transfer Agent.

15.5     Change of Auditors
         The Auditors may at any time resign or, with the consent of Unitholders given by a simple majority vote at a meeting duly called and held for such purpose, be removed by the Manager. Upon the resignation or the removal of Auditors as aforesaid, new Auditors shall be appointed by the Manager and a meeting of Unitholders shall forthwith be called to confirm such appointment.

                            ARTICLE 16 - AMENDMENTS

16.1     Amendments Without Notice to Unitholders

         This Trust Agreement may be amended, expanded, varied and/or restated by the Trustee, with the prior written consent of the Manager and without notice to, or the approval of, the Unitholders in order to

(a) make any change or correction in the Trust Agreement which is of a typographical nature or is required to cure or correct any ambiguity or defective or inconsistent provision, clerical omission, mistake or manifest error contained therein;

(b) ensure compliance with applicable laws, regulations or requirements of any governmental authority having jurisdiction over the Fund;

(c) maintain the status of the Fund as a "mutual fund trust" and a "registered investment" for the purposes of the Tax Act; or

(d) provide added protection to Unitholders upon the advice of counsel to the Fund,

provided that any such amendment does not adversely affect the rights, privileges or interests of the Unitholders or reduce or restrict any protection in favour of the Trustee or the Manager or increase their respective obligations.

         This Trust Agreement may also be amended, expanded, varied and/or restated by the Trustee, with the prior written consent of the Manager and without notice to, or the approval of, the Unitholders in order to conform the terms of this Trust Agreement to those set out in the preliminary prospectus and final prospectus to be filed by the Fund in respect of its initial public offering of Trust Units.

16.2     Amendments With Notice to Unitholders

         Any amendment to this Trust Agreement that does not require approval of Unitholders may be made by the Manager and the Trustee upon 30 days' written notice to all Unitholders.

16.3     Acts Requiring Unitholder Approval

         None of the following may be effected without the consent of Unitholders given by Extraordinary Resolution (other than items (e), (f) and
(j) which require approval of a simple majority vote) passed at a meeting duly called and held for such purpose:

(a)      a change in Investment Objectives;

(b) a change in Investment Restrictions, unless such changes are necessary to ensure compliance with all applicable laws, regulations or other requirements imposed by applicable regulatory authorities from time to time;

(c) any change in the basis of calculating fees or other expenses that are charged to the Fund, including the Management Fee and the Incentive Fee payable under the Management Agreement, which could result in an increase in charges to the Fund other than a fee or expense charged by a person or company that is at arm's length to the Fund;

(d) a change of the Manager, other than a change resulting in an affiliate of the Manager assuming such position, provided that the Manager may only be removed in the event that the Manager is in breach of or in default under the Management Agreement, the Manager becomes bankrupt or insolvent, a resolution is passed for the winding-up, dissolution or other liquidation of the Manager or the Manager has been ordered dissolved or has made a general assignment for the benefit of creditors;

(e)      the termination of the Trustee;

(f)      a change of the auditors of the Fund;

(g) a reorganization with, or transfer of assets to, another mutual fund trust, if

         (i) the Fund ceases to continue after the reorganization or transfer of assets; and

         (ii) the transaction results in Unitholders becoming securityholders in the other mutual fund trust;

(h) a reorganization with, or acquisition of assets of, another mutual fund trust, if

         (i) the Fund continues after the reorganization or acquisition of assets; and

         (ii) the transaction results in the securityholders of the other mutual fund trust holding more than 50% of the outstanding Trust Units;

(i)      a termination of the Fund prior to the Termination Date;

(j)      an extension of the term of the Fund beyond the Termination Date;

(k) an amendment, modification or variation in the provisions or rights attaching to the Trust Units;

(l)      a change in the frequency of calculating the Net Asset Value per Trust
         Unit;

(m) an amendment to the Trust Agreement to change the rights of the Fund and/or the Unitholders to redeem or retract Trust Units; and

(n) the sale of all or substantially all of the assets of the Fund other than in the ordinary course of business or in connection with the termination of the Fund.

16.4     Restatements

         A restated Trust Agreement may be executed at any time and from time to time by the parties hereto. No such execution shall be deemed to constitute a termination and/or resettlement of this Trust Agreement or the Fund created hereby.

                     ARTICLE 17 - TERMINATION OF THE FUND

17.1     Termination Date

         The Fund will continue until the Termination Date (subject to extension or early termination as described below) and thereupon it will terminate and the net assets of the Fund will be distributed to the Unitholders unless an alternative to termination is approved by the Unitholders as described below. Prior to the Termination Date, the Manager will, to the extent practicable, convert the assets of the Fund to cash. The Manager may, in its discretion and upon not less than 30 days' prior written notice to the Unitholders, extend the Termination Date by a period of up to 180 days if the Manager determines that it will be unable to convert all of the Fund's securities to cash and that it would be in the best interests of the Unitholders to do so. Should the liquidation of certain securities not be practicable or should the Manager consider such liquidation not to be appropriate prior to the Termination Date, such securities will be distributed to Unitholders in specie rather than in cash, subject to compliance with any securities or other laws applicable to such distributions.

         The Manager has the right to terminate the Fund prior to the Termination Date upon not less than 90 days' prior written notice to the Unitholders if the Manager, in its discretion, determines that such termination is in the best interests of the Fund.

         The Manager may present a proposal to Unitholders, not less than six months nor more than 12 months prior to the Termination Date, providing an alternative to the termination of the Fund on the Termination Date. Such liquidity alternative could, among other alternatives, include a proposal that the Unitholders exchange their Trust Units, on a tax-free roll-over basis, for securities of an open-ended mutual fund trust managed by the Investment Advisor. In such event, a meeting of Unitholders to consider such a proposal would be held at least six months prior to the Termination Date in order to give the Manager the opportunity to conduct an orderly liquidation of the assets of the Fund in the event that the Unitholders do not approve the proposal. In order to be implemented, such proposal would require the approval of Unitholders by Extraordinary Resolution. Any such proposal may be conditional on such matters as the Manager considers are appropriate including, without limitation, obtaining any necessary regulatory approvals.

17.2     Procedure Upon Termination

         At least 30 days prior to the Termination Date, the Trustee shall give notice to Unitholders of the commencement of the winding-up of the Fund and of the Termination Date. Such notice shall specify the location(s) at which Unitholders may receive payment due to them under Section 17.5 and, where applicable, surrender certificates representing their Trust Units for cancellation.

17.3     Sale of Investments

         Prior to the Termination Date, the Trustee and the Manager will instruct the Investment Advisor to sell and convert to cash, to the extent possible, the Fund Property immediately before the Termination Date. Thereafter, the Trustee and the Manager shall proceed to wind-up the affairs of the Fund as soon as may be reasonably practicable and shall instruct the Auditors to audit the accounts of the Fund as at the Termination Date.

17.4     Powers of the Trustee and Manager Upon Termination

         After the Termination Date, the Trustee, the Manager and the Investment Advisor shall carry on no activity under this Trust Agreement except for the purpose of winding up the affairs of the Fund as hereinafter provided and, for this purpose, the Trustee and the Manager shall continue to be vested with and may exercise all or any of the powers conferred upon them under this Trust Agreement and the Investment Advisor shall continue to be vested with and may exercise all or any of the powers conferred upon it herein or in the Management Agreement.

17.5     Distribution of Proceeds

         After paying, retiring or discharging or making provision for the payment, retirement or discharge of all known liabilities and obligations of the Fund and providing for indemnity against any other outstanding liabilities and obligations (actual and contingent), the Trustee shall distribute as soon as possible thereafter the remaining Fund Property among the Unitholders on a pro rata basis against surrender of certificates representing the Trust Units.

17.6     Responsibility of Trustee After Sale and Conversion

         The Trustee and the Manager shall be under no obligation to invest the proceeds of any sale of Fund Property after the Termination Date other than in an interest bearing account of the Trustee and, after such sale, the sole obligation of the Trustee and the Manager under this Trust Agreement shall be to hold such proceeds in trust for distribution under Section 17.5.

17.7     Unclaimed Proceeds

         If certificates have been issued to Unitholders and any Unitholders have not surrendered their Unit certificates at the time of the distribution pursuant to Section 17.5, the Trustee shall deposit all remaining Fund Property which is distributable to such Unitholders in an account with a Schedule I Canadian chartered bank (which may be an Affiliate of the Trustee) to be paid without interest to or to the order of such Unitholders upon presentation and surrender to such bank of the certificates representing their Trust Units. Upon such deposit being made, the Trust Units represented thereby shall be deemed to be cancelled and this Trust Agreement shall thereupon terminate and the Trustee, the Manager and Unitholders shall have no further rights or obligations hereunder.

                             ARTICLE 18 - GENERAL

18.1     Notice to Unitholders

         Any notice, report or other communication required or permitted to be given to a Unitholder may be effectively given by mailing it to the Unitholder by ordinary post addressed to it at its address appearing on the register of Unitholders referred to in Section 12.3 and shall be conclusively deemed to have been received by the Unitholder on the third business day (excluding each business day during which there existed any general interruption of postal services due to strike, lockout or other cause) after it was so mailed, provided that the accidental failure to give notice to any Unitholder shall not affect any action taken pursuant to such notice.

18.2     Notice to Trustee and Manager

         Any notice, report or other communication required or permitted to be given to the Trustee or the Manager hereunder shall be in writing and shall be given to the Trustee at Corporate Trust Services, 100 University Avenue, 12th Floor, Toronto, Ontario M5J 2Y1 (fax: (416) 981-9777), Attention: Manager, Client Services or to the Manager at 130 King Street West, Suite 2850, Toronto, Ontario M5X 1A4 (fax: (416) 364-5615), Attention: President (or at such other address as the party in question shall have specified in the manner herein provided for the giving of notice) and in all cases delivered by hand (which includes delivery by commercial overnight courier) or sent by facsimile or mailed by prepaid post. Any notice, report or other communication so given shall be conclusively deemed to have been given and received when sent, if sent by facsimile during normal business hours in Toronto, Ontario (provided a copy thereof simultaneously is delivered to a commercial overnight courier for delivery to the recipient), twenty-four hours after the time of delivery to a commercial overnight courier for delivery to the recipient, if so delivered, or three business days after mailing, if mailed by prepaid post (excluding each business day during which there existed any general interruption of postal services due to strike, lockout or other cause).

18.3     Inspection of Trust Agreement

         This Trust Agreement shall be open to inspection by Unitholders and, upon written request from any Unitholder, the Trustee shall as soon as reasonably possible furnish such Unitholder with a copy thereof.

18.4     Governing Law

         This Trust Agreement and the Fund created hereby shall be governed by and construed in accordance with the laws of the Province of Ontario and the responsibilities of the Trustee shall be principally performed from its office in Toronto unless otherwise agreed by the Manager and the Trustee.

18.5     Fiscal Year End

         The fiscal year ("Fiscal Year") of the Fund shall end on December 31 of each year.

18.6     Taxation Year

         The taxation year ("Taxation Year") of the Fund shall, from time to time, be determined by the Manager, subject to the provisions of the Tax Act.

18.7     Effect of Mistakes

         No mistakes made, or acts done or omitted to be done, in good faith and in the exercise of due care in connection with the administration of the Fund shall be deemed to be a breach of this Trust Agreement if, promptly after the discovery of the mistake, the Trustee or the Manager, as the case may be, takes whatever action may be practicable under the circumstances to remedy the mistake.

18.8     Third Persons Not Obligated to Follow Assets

         No Person dealing with the Trustee, the Manager or any Investment Advisor shall be under any obligation to make any inquiry concerning the propriety of the action of such Person on behalf of the Fund or be required to see to the application of any payments made to such Person for the Fund.

18.9     Trustee Not Required to Give Security

         The Trustee shall not be required to give any bond or security in respect of the execution of the trusts and powers under this Trust Agreement.

18.10    Counterparts

         This Trust Agreement may be executed in any number of counterparts by the parties hereto, all of which shall be deemed to be an original and such counterparts taken together shall constitute one agreement.

18.11    Facsimiles

         This Trust Agreement may be executed and delivered by the parties hereto by facsimile transmission and such facsimile copy, when received, shall constitute an original hereof. Notwithstanding the foregoing, the parties shall execute and deliver original copies of this Trust Agreement within a reasonable period following the execution and delivery of the facsimile copy.


         IN WITNESS WHEREOF, this Trust Agreement has been executed by the proper officers of the parties hereto duly authorized in that regard as of the date first above written.


                                        NCE STRATEGIC ENERGY MANAGEMENT CORP.

                                        Per: ________________________________

                                        Per: ________________________________


                                        COMPUTERSHARE TRUST COMPANY OF CANADA

                                        Per: ________________________________


                                        Per: ________________________________